Exhibit 2.1
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.
Execution Version
ASSET PURCHASE AGREEMENT
     THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of November 29, 2010, is by and among PGxHealth, LLC, a Delaware limited liability company (the “Seller”), Clinical Data, Inc., a Delaware corporation (the “Seller Parent”), and Transgenomic, Inc., a Delaware corporation (the “Buyer”). Seller, Seller Parent and Buyer are referred to herein collectively as the “Parties” and individually as a “Party”.
RECITALS
     WHEREAS, Seller desires to sell and assign certain of its assets and assign certain of its liabilities specified herein to Buyer, and Buyer desires to purchase those assets and to assume only those certain liabilities, for the consideration stated herein and on the terms set forth herein; and
     WHEREAS, Seller Parent indirectly owns all of the issued and outstanding equity interests of Seller and will be directly and indirectly benefited by the transactions described herein.
     NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the Parties agree as follows:
ARTICLE 1
DEFINITIONS AND CONSTRUCTION
     1.1 Defined Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them as follows:
          “20-Day VWAP” shall mean the average VWAP for the twenty (20) Trading Days prior to (but not including) the date of measurement.
          “ABCB1 Assay” shall have the meaning given to such term in Section 2.4(b).
          “ABCB1 Assay Milestone Consideration” shall have the meaning given to such term in Section 2.4(b).
          “Accounts Receivable Consideration” shall have the meaning given to such term in Section 2.3.
          “Additional Fundamental Representations” shall have the meaning given to such term in Section 6.1.
          “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under a common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For purposes hereof, Seller Parent shall be deemed an Affiliate of Seller.
          “Agreement” shall mean this Asset Purchase Agreement and the Exhibits and Schedules referred to herein and attached hereto.
          “Allocation Schedule” shall have the meaning given to such term in Section 6.8.
          “A/R Collection Period” shall have the meaning given to such term in Section 2.3.
          “Assay Costs” shall mean the sum of: (i) the cost of all direct reagents, consumables, labor, collection kits, collection draw fees, shipping costs and any royalties owed in connection with utilizing [*] associated with performing such Subject Biomarker Assay; plus (ii) all sales representative salary (provided that such salary will be calculated on a pro-rated basis based on the amount of time spent by the applicable sales representative selling the performance of such Subject Biomarker Assay as opposed to the performance of other assays and that in no event will such costs [*] associated with the sale of the performance of such Subject Biomarker Assay.
          “Assay Technology Value” shall mean that amount equal to the portion of the total consideration payable upon the closing of a Change of Control to Buyer or Buyer’s stockholders in connection with such Change of Control that is attributed to the value of the Subject Biomarker Assay Technology being sold, transferred or otherwise disposed of in connection with such Change of Control relative to the value of all assets being sold, transferred or otherwise disposed of in connection with such Change of Control.
          “Assets” shall mean all assets owned or primarily used by Seller or Seller Parent in connection with the operation of the Business, including:
               (1) the Equipment;
               (2) the Books and Records;
               (3) the Assumed Contracts;
               (4) all pre-paid expenses of Seller or Seller Parent set forth on Schedule 1.1;
               (5) all work-in-process;
               (6) all Intellectual Property owned by Seller or Seller Parent, including the registered Intellectual Property set forth on Schedule 1.1, and all embodiments thereof, including but not limited to documentations, manuals, notes, files, data, and other materials relating to such Intellectual Property;
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

               (7) all accounts receivable, notes receivable and other receivables of Seller or Seller Parent, including any unbilled receivables, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto;
               (8) all Permits held by Seller or Seller Parent, but only to the extent that they are assignable or transferable;
               (9) all rights in and under all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights in favor of Seller or Seller Parent; and
               (10) all rights to all Claims available to, or being pursued by Seller or Seller Parent, whether arising by way of counterclaim or otherwise, but only to the extent relating to, or arising out of, the assets owned by Seller or Seller Parent and primarily used by Seller or Seller Parent in connection with the operation of the Business, including the assets referenced in the foregoing clauses “(1)” through “(9)”.
          “Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement among Buyer, Seller and Seller Parent, in the form attached hereto as Exhibit A.
          “Assumed Contracts” shall mean the Contracts and Auto Leases listed on Schedule 1.1 (other than any obligation or liability under any such Contract or Auto Lease resulting from any default or non-performance by Seller or Seller Parent prior to the Closing).
          “Assumed Liabilities” shall mean: (i) the Liabilities due or arising after the Closing under the Assumed Contracts (other than any Liability arising out of or relating to a breach or violation under an Assumed Contract which occurred prior to the Closing); (ii) the Liabilities of Seller or Seller Parent for those severance and stay bonus obligations, if applicable, set forth on Schedule 1.2 to the extent such severance and stay bonus obligations become payable to any Continuing Employee pursuant to an offer of employment made in accordance with Section 5.4(a) hereof, and accrued but unused vacation, as described and in the aggregate amounts set forth on Schedule 1.2; and (iii) payments, if any, due in respect of overpayments for testing services and all costs relating to the completion of any work-in-process.
          “Audit” shall mean any audit, assessment or other examination of Taxes or Tax Returns by the IRS or any other domestic or foreign Governmental Authority responsible for the administration of any Taxes, proceeding or appeal of such proceeding relating to Taxes.
          “Auto Leases” shall mean the automobile leases related to the automobiles leased by Seller or Seller Parent on behalf of any Continuing Employee in connection with his or her employment with Seller or Seller Parent, as applicable, prior to the Closing Date.
          [*]
          “Bill of Sale” shall mean the bill of sale executed by Seller and Seller Parent in favor of Buyer, in the form attached hereto as Exhibit B.
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

          “Books and Records” shall mean the original or true and complete copies of all material books, records, data and information in each case with respect to the Assets and the operation of the Business possessed by Seller or Seller Parent, including all records (maintenance and otherwise), manuals, drawings and warranties relating to the Leased Real Property and all Equipment.
          “Business” shall mean the business of: (i) providing the proprietary FAMILION family of genetic tests for inherited cardiac syndromes; and (ii) developing and commercializing other proprietary genetic and related biomarker tests, other than any proprietary genetic and related biomarker tests of or relating to Seller’s therapeutic development business, which, for the avoidance of doubt, does not and will not include any proprietary genetic and related biomarker tests included in the Assets.
          “Buyer Employee Benefit Plans” shall have the meaning given to such term in Section 5.4(c).
          “Business Employees” shall mean the employees of Seller or Seller Parent, as applicable, who perform services primarily in connection with the operation of the Business, each of whom is set forth on Schedule 3.13(a).
          “Buyer” shall have the meaning given to such term in the first sentence of this Agreement.
          “Buyer Common Stock” shall mean the common stock, par value $0.01 per share, of Buyer.
          “Buyer Confidential Information” shall have the meaning given to such term in Section 6.10(a).
          “Buyer Indemnified Party” and “Buyer Indemnified Parties” shall have the meanings given to such terms in Section 6.2(a).
          “Buyer Indemnifying Party” and “Buyer Indemnifying Parties” shall have the meanings given to such terms in Section 6.2(a).
          ”Buyer SEC Documents” shall mean all reports, schedules, forms, statements, prospectuses, registration statements, certifications and other documents required to be filed with or furnished to the SEC by Buyer or its officers since December 31, 2009, together with any exhibits and schedules thereto and other information incorporated therein.
          “Buyer Securities” shall have the meaning given to such term in Section 3.28(a).
          “Cash Indemnification Limit” shall have the meaning given to such term in Section 6.4(a).
          “Change of Control” shall mean any single transaction or series of related transactions involving: (i) any merger, consolidation, business combination, or other similar transaction involving Buyer, as a result of which the stockholders of Buyer immediately prior to such transaction hold, in the aggregate, less than 50% of the voting power of Buyer or the surviving entity immediately after such transaction; or (ii) any sale, transfer or disposition of all or substantially all of the assets of Buyer.
          “Claim” shall mean all demands, claims, actions, investigations, causes of action, proceedings and arbitrations, whether brought by any Party to this Agreement or any third party.
          “Clean-Up” shall mean all actions required under Environmental Laws to: (i) contain, clean-up, remove, treat or remediate Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (ii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iii) respond to any government requests for information or documents in any way relating to clean-up, removal, treatment or remediation or potential clean-up, removal, treatment or remediation of Hazardous Material in the indoor or outdoor environment.
          “Closing” shall have the meaning given to such term in Section 2.7.
          “Closing Cash Consideration” shall have the meaning given to such term in Section 2.2(a).
          “Closing Consideration” shall have the meaning given to such term in Section 2.2(c).
          “Closing Date” shall have the meaning given to such term in Section 2.7.
          “Collected A/R Amounts” shall have the meaning given to such term in Section 2.3.
          “Continuing Employee” shall have the meaning given to such term in Section 5.4(b).
          “Contracts” shall mean all oral or written contracts, agreements, leases, licenses, mortgages, indentures, instruments and other arrangements to which a Party is a party or by which a Party or any of its properties are bound.
          “Delayed Asset” shall have the meaning given to such term in Section 2.1(b).
          “Delayed Liability” shall have the meaning given to such term in Section 2.1(b).
          “Delayed Required Consent” shall have the meaning given to such term in Section 2.1(b).
          “Employee Benefit Plans” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) and any other employee benefit plans, programs or arrangements, including each severance pay, bonus, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based compensation, death benefit, group insurance, hospitalization or other medical, dental, health, life (including all individual life insurance policies as to which Seller or Seller Parent is the owner, beneficiary or both), disability or other insurance, IRC Section 125 “cafeteria” or “flexible” benefit plan, pension, savings, profit-sharing or retirement plan, program or arrangement: (i) under which current or former employees, officers or independent contractors are entitled to participate by reason of their employment or service with Seller, Seller Parent or their respective ERISA Affiliates or any of their dependents or beneficiaries, whether or not any of the foregoing is funded, insured or self-funded, written or otherwise or with respect to which Seller, Seller Parent or their respective ERISA Affiliates are or were a party or a sponsor or a fiduciary thereof or by which Seller, Seller Parent or their respective ERISA Affiliates are bound; or (ii) with respect to which Seller, Seller Parent or their respective ERISA Affiliates may have any direct or indirect, actual or contingent Liability (including any of the foregoing that have been terminated previously).
          “Encumbrance” shall mean any right, option, right of refusal, restriction, covenant, condition, agreement, Lien, pledge, security interest, mortgage or other encumbrance of title.
          “Environmental Claim” shall mean any Claim by any Person against Seller, Seller Parent or the Facility alleging Liability (including Liability for investigatory costs, Clean-Up costs, Remedial Action, governmental response costs, natural resources damages, property damages, personal injuries or penalties) under any Environmental Law arising out of, based on or resulting from: (i) the presence, or Release, of any Hazardous Material at the Facility; or (ii) circumstances forming the basis of any violation, or alleged violation, by Seller or Seller Parent under any Environmental Law or Environmental Permit.
          “Environmental Law” shall mean all applicable federal, state and local laws and regulations relating to pollution or protection of human health, natural resources and the environment. Without limiting the generality of the foregoing, Environmental Law includes Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.
          “Environmental Liability” shall mean any Liability resulting from: (i) an actual Environmental Claim; (ii) the failure to comply with any requirement of Environmental Law; (iii) the failure to obtain or comply with any required Environmental Permit; (iv) a Remedial Action; or (v) any harm or injury to any Person, to public health, or to the environment as a result of actual or threatened exposure to any Hazardous Material.
          “Environmental Permit” shall mean each Permit which is or may be required under any applicable Environmental Law.
          “Equipment” shall mean all machinery, vehicles, equipment, furniture, fixtures, furnishings, parts, tools, raw materials, works-in-progress, finished goods, supplies, inventory, engineering and other items of tangible personal property owned or leased by Seller or owned or leased by Seller Parent, whether located at the Leased Real Property or otherwise, that are primarily used in the operation of the Business. Each material item of Equipment is set forth on Schedule 1.1.

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
          “ERISA Affiliates” shall mean any entity, trade or business (whether or not incorporated) that is a member of a controlled group with, or under common control with, or part of an affiliated service group that includes, Seller or Seller Parent within the meaning of Section 414(b), (c), (m), (o) or (t) of the IRC.
          “Exchange” shall mean any national securities exchange registered with the SEC pursuant to Section 6(a) of the Exchange Act.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Excluded Assets” shall mean all assets of Seller and Seller Parent other than the Assets, which, for the avoidance of doubt, shall include the following: (i) all cash and cash equivalents; (ii) any amounts due from Affiliates of Seller or Seller Parent; (iii) any and all Contracts or policies of insurance and insurance plans and any cash value thereof; and (iv) any and all Claims of Seller with respect to refunds of monies paid to any Governmental Authority (including Tax refunds) prior to the Closing Date.
          “Excluded Liabilities” shall mean all Liabilities of Seller, Seller Parent and their respective Affiliates that are not Assumed Liabilities, including: (i) any Liability or responsibility of Seller, Seller Parent or any of their respective Affiliates under the Transaction Documents; (ii) any Environmental Claim against, or Environmental Liability of, Seller or Seller Parent to the extent the underlying Claim is attributable to acts or omissions occurring at or prior to the Closing; (iii) any Liability or responsibility of Seller, Seller Parent or any of their respective Affiliates arising out of or relating to a breach or violation under an Assumed Contract which occurred on or prior to the Closing; (iv) all Liabilities of Seller, Seller Parent or their respective Affiliates arising under applicable Workers’ Compensation Acts for or based upon the employment of (a) the current and former employees of Seller, Seller Parent or their respective Affiliates who are not Business Employees and (b) the Business Employees, but in the case of Business Employees who are Continuing Employees only with respect to Claims where the date of injury, acts or misconduct or the date of last injurious exposure occurred prior to the date such Continuing Employees began working for Buyer; (v) all Liabilities of Seller, Seller Parent or their respective ERISA Affiliates arising under or related to or based upon any Employee Benefit Plans (except to the extent expressly set forth in clause “(ii)” of the definition of Assumed Liabilities with respect to the Continuing Employees), whether under the terms of such Employee Benefit Plans or any other Laws, including all Liabilities of a fiduciary for breach of fiduciary duty or any other failure to act or comply in connection with such Employee Benefit Plans, all Liabilities arising from or related to the termination thereof or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan; (vi) all Liabilities of Seller, Seller Parent or their respective Affiliates for salaries, wages, bonuses, vacation days, personal days and similar forms of leave or compensation for or based upon the employment (or termination of employment) by Seller or Seller Parent of (a) the current and former employees of Seller, Seller Parent or their respective affiliates who are not Business Employees and (b) the Business Employees (except to the extent expressly set forth in clause “(ii)” of the definition of Assumed Liabilities with respect to the

Continuing Employees); (vii) all Liabilities of Seller, Seller Parent or any of their respective Affiliates for Claims of any current or former employees pursuant to the WARN Act arising out of acts or omissions of Seller, Seller Parent or any of their respective Affiliates prior to and including the Closing Date; (viii) all Liabilities of Seller, Seller Parent or any of their respective Affiliates arising out of or in connection with compliance prior to the Closing Date with Health and Safety Requirements pertaining to the Assets, and all Liabilities of Seller, Seller Parent or any of their respective Affiliates arising out of or in connection with compliance with all Laws relating to equal employment opportunity, employment or labor relations concerning the employment of any employee by Seller, Seller Parent or any of their respective Affiliates, or relating to any other action taken or not taken by Seller, Seller Parent or any of their respective Affiliates concerning (a) the current and former employees of Seller, Seller Affiliate or Seller Parent who are not Business Employees and (b) the Business Employees, but only with respect to matters commencing during or arising out of the employment of such Business Employees by Seller, Seller Parent or any of their respective Affiliates; and (ix) the amount of accrued but unpaid vacation determined pursuant to Section 2.2(b)(ii).
          “Facility” shall mean Seller’s existing leased CLIA-certified laboratory facility located at 5 Science Park, New Haven, Connecticut 06511.
          “FCGamma Assay” shall have the meaning given to such term in Section 2.4(a).
          “FCGamma Assay Milestone Consideration” shall have the meaning given to such term in Section 2.4(a).
          “Financial Statements” shall have the meaning given to such term in Section 3.3.
          “First Note” shall mean the secured promissory note, in the form attached hereto as Exhibit D, to be issued by Buyer to Seller pursuant to Section 2.2(b).
          “First Note Consideration” shall have the meaning given to such term in Section 2.2(b).
          “Fundamental Representations” shall have the meaning given to such term in Section 6.1.
          “GAAP” shall mean generally accepted accounting principles as in effect in the United States of America as of the date and period covered by the subject financial statement.
          “Governmental Authority” shall mean any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority.
          “Hazardous Material” shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material in such quantities and/or concentrations that are classified or regulated as “hazardous” or “toxic” or words of like import pursuant to Environmental Law, and includes friable asbestos-containing material, polychlorinated biphenyls and oil.

          “Health and Safety Requirements” shall mean all applicable federal, state, local and foreign Laws concerning public health and safety and worker health and safety each as in effect as of the Closing Date, other than Environmental Laws.
          “Indefinite Fundamental Representations” shall have the meaning given to such term in Section 6.1.
          “Indemnification Deductible” shall have the meaning given to such term in Section 6.4(a).
          “Intellectual Property” shall mean and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) trademarks, service marks, brand names, certification marks, trade names, trade dress, logos, symbols, proprietary indicia, domain names, corporate names and doing business designations and other indications of origin, and all translations, adaptations, derivations and combinations of the foregoing , whether registered, unregistered and/or under common law, and applications for registration of the foregoing, together with the goodwill associated therewith, throughout the world (“Trademarks”); (ii) all patents, all filed or pending patent applications, patent disclosures, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs, including all related continuations, divisionals, reissues and reexaminations and foreign counterparts throughout the world (“Patents”); (iii) trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (iv) rights associated with works of authorship, including exclusive exploitation rights, copyright rights, moral rights, mask works, database rights, design rights, industrial property rights, publicity rights and privacy rights and all registrations and applications for registration thereof; (v) other proprietary rights in Intellectual Property of every kind and nature including without limitation inventions, invention disclosures, statutory invention registrations, trade secrets and confidential information, know-how, manufacturing and product processes, procedures and techniques, specifications, research and development information, clinical data, formulae, assays, software, documentation, data, including financial, marketing, technical, and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or non-patentable, whether copyrightable or non-copyrightable and whether or not reduced to practice; and (vi) other proprietary rights in or relating to registrations, renewals, extensions, combinations, continuations, divisionals, reexaminations, and reissues of, and applications for and foreign counterparts of, any of the rights referred to in clauses “(i)” through “(v)” above, including the right to enforce and receive remedies, including damages, against past, present, and future infringement thereof and rights of protection of interest therein under the laws of all jurisdictions.
          “IRC” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
          “IRS” means the Internal Revenue Service.
          “Key Customers and Suppliers” shall have the meaning given to such term in Section 3.20.

          “Knowledge of Buyer” and “to Buyer’s Knowledge” means the actual knowledge of the directors and executive officers of Buyer after reasonable investigation.
          “Knowledge of Seller” and “to Seller’s Knowledge” means the actual knowledge of the directors and executive officers of Seller and Seller Parent after reasonable investigation; provided, however, when used in Section 3.16, “Seller’s Knowledge” shall mean the actual knowledge of the directors and executive officers of Seller and Seller Parent without further inquiry or investigation.
          “Landlord” shall mean Science Park Development Corporation.
          “Landlord Consent” shall mean the Landlord’s written consent to the Sublease, which shall be in a form reasonably acceptable to the Parties.
          “Law” and “Laws” shall mean any constitution, statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, permit, license or other authorization or restriction of any applicable Governmental Authority.
          “Leased Real Property” shall mean that portion of the Facility that is utilized in connection with the operation of the Business and is being subleased to Buyer pursuant to the Sublease Agreement and any and all rights, title and interests of Seller or Seller Parent in such portion of the Facility, together with all fixtures, structures and improvements located thereon and appurtenances belonging thereto, including all easements, licenses, rights, claims and interests necessary or appropriate to the operation of such portion of the Facility.
          “Lease” shall mean that certain Lease, dated January 12, 2006 and as thereafter amended from time to time, between the Landlord and Seller Parent.
          “Liability” and “Liabilities” shall mean any and all liabilities, debts or obligations, asserted or unasserted, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, due or to become due, including any liability for Taxes.
          “Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind or nature.
          “Loss” or “Losses” shall mean all debts, liabilities, obligations, losses, damages, costs and expenses (including, interest and prejudgment interest in any litigated matter), penalties, fines, court costs and reasonable consultants’ and attorneys’ fees and expenses, judgments, settlements and assessments.
          “Material Adverse Effect” shall mean any event, change or occurrence that individually or together with any other event, change or occurrence, has a material and adverse impact on: (i) the Assets; (ii) the ability of Seller or Seller Parent to consummate the transactions contemplated by this Agreement and the other Transaction Documents; or (iii) the condition or operation of the Business or the Leased Real Property, except to the extent resulting from (a) changes in general local, domestic, foreign, or international economic conditions, (b) changes affecting generally the industries or markets of the Business, (c) acts of war, sabotage or terrorism, military actions or the escalation thereof, (d) any changes in applicable laws or accounting rules or principals, including changes in GAAP, (e) any other action required by this Agreement, or (f) the announcement of this Agreement or the transactions contemplated hereby.
          “Milestone Consideration” shall have the meaning given to such term in Section 2.4(b).
          “Multiemployer Plan” shall mean any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.
          “Noncompetition Agreement” shall mean the Noncompetition and Nonsolicitation Agreement among Buyer, Seller and Seller Parent, in the form attached hereto as Exhibit C.
          “Notes” shall mean the First Note and the Second Note.
          “Outstanding A/R Amounts” shall have the meaning given to such term in Section 2.3.
          “Party” and “Parties” shall have the meanings given to such terms in the first sentence of this Agreement.
          “Permits” shall mean all licenses, identification numbers, permits, certificates, orders, consents, approvals, registrations, authorizations, qualifications and filings required under all applicable Laws.
          ”Permitted Encumbrances” shall mean (i) Encumbrances imposed by any Governmental Authority for Taxes not yet due and payable or that are being contested in good faith; and (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Encumbrances arising in the ordinary course of business or that are being contested in good faith.
          “Person” shall mean any natural person, firm, partnership, association, corporation, limited liability company, trust, entity, public body or Governmental Authority.
          “Pre-Closing Period” shall have the meaning given to such term in Section 5.3.
          “Purchase Price” means the sum of: (i) the Closing Consideration paid pursuant to Section 2.2; (ii) the Accounts Receivable Consideration, if any, paid pursuant to Section 2.3; (iii) the Milestone Consideration, if any, paid pursuant to Section 2.4; (iii) the Royalty/Margin Consideration, if any, paid pursuant to Section 2.5; and (iv) the Subsequent Sale Consideration, if any, paid pursuant to Section 2.6.
          “Qualified Plan” shall mean any Employee Benefit Plan intended to be qualified under Section 401(a) of the IRC.
          “Related Material Contracts” shall have the meaning given to such term in Section 3.10(a).

          “Release” shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata), or into or out of any property (including the Facility and any other property that has affected or may affect the Facility), including the movement of Hazardous Material through or in the air, soil, surface water, groundwater or property.
          “Remedial Action” shall mean any action or proceeding required under Environmental Law to: (i) cause the removal of any Hazardous Material; (ii) correct or prevent an environmental problem resulting from the prior treatment, storage, disposal or Release of Hazardous Material or to recover the cost of any such corrections or preventions by a Governmental Authority or third party; or (iii) cause the removal of any fill or implement any remediation, restoration or mitigation that may be required in connection with any dredging, filling or disturbance activities in any “wetlands”, “waters of the United States”, “State-owned bottoms” or “subaqueous bottoms” (as those terms are defined by the regulations and formal guidance established by the U.S. Army Corps of Engineers or any other Governmental Authority of competent jurisdiction).
          “Required Consents” shall mean: (i) the Landlord Consent; and (ii) the consents set forth on Schedule 3.2(b), each of which shall be satisfactory in form to Buyer in its sole discretion.
          “Royalty/Margin Consideration” shall have the meaning given to such term in Section 2.5.
          “Royalty/Margin Payment Period” shall mean, for each Subject Biomarker Assay, the period commencing on the date of the first commercial sale of such Subject Biomarker Assay and ending on the expiration date of the last to expire Valid Claim of any Patent right with respect to such Subject Biomarker Assay that were included in the Assets. For the FCGamma Assay, the Royalty/Margin Payment Period shall extend until at least the last to expire Valid Claim of any of the following US Patent Application Serial Nos. 08/868,279; 10/492,183; 12/858,343; 11/597,981; 11/629,808; and 11/587,781.
          “Schedule of Accrued Vacation” shall mean the itemized schedule of all accrued but unpaid vacation for each Business Employee as of the Closing Date, which schedule shall be delivered no less than two Business Days prior to Closing and shall set forth, in each case as of the Closing Date, (i) the name of each Business Employee, (ii) the number of accrued vacation days for each Business Employee; and (iii) the total cost for such accrued vacation days for each Business Employee.
          “SEC” shall mean the United States Securities and Exchange Commission.
          “Second Note” shall mean the secured promissory note, in the form attached hereto as Exhibit E, to be issued by Buyer to Seller pursuant to Section 2.2(c).
          “Second Note Consideration” shall have the meaning given to such term in Section 2.2(c).

          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Security Agreement” means the Security Agreement between Buyer and Seller, in the form attached hereto as Exhibit F.
          “Seller” shall have the meaning given to such term in the first sentence of this Agreement.
          “Seller Confidential Information” shall have the meaning given to such term in Section 6.10(b).
          “Seller Indemnified Party” and “Seller Indemnified Parties” shall have the meanings given to such terms in Section 6.3(a).
          “Seller IP” shall have the meaning given to such term in Section 3.19(c).
          “Seller Parent” shall have the meaning given to such term in the first sentence of this Agreement.
          “Seller Parent SEC Documents” shall mean all reports, schedules, forms, statements, prospectuses, registration statements, certifications and other documents required to be filed with or furnished to the SEC by Seller Parent or its officers since March 31, 2010, together with any exhibits and schedules thereto and other information incorporated therein.
          “Seller Registered IP” shall have the meaning given to such term in Section 3.19(a).
          “Seller Service Providers” shall have the meaning given to such term in Section 5.7.
          “Subject Biomarker Assay” shall mean any biomarker assay developed, commercialized or sold by Buyer following the Closing that is based on Intellectual Property included in the Assets.
          “Subject Biomarker Assay Technology” shall mean all proprietary technology, including all Intellectual Property, necessary for the performance of a Subject Biomarker Assay.
          “Sublease Agreement” shall mean the Sublease Agreement relating to the Leased Real Property between Buyer and Seller Parent, in the form attached hereto as Exhibit G.
          “Sublicense Agreement” shall mean the Sublicense Agreement between Seller Parent and Buyer, in the form attached hereto as Exhibit H.
          “Subsequent Sale Consideration” shall have the meaning given to such term in Section 2.6(c).
          “Tax” or “Taxes” shall mean any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental,

customs, duties, capital stock, franchise, profits, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated or other taxes of any kind whatsoever imposed, assessed or collected by or under the authority of any Governmental Authority, including any interest, penalties and additions imposed thereon or with respect thereto, whether disputed or not.
          “Tax Return” shall mean any report, return, information return, schedule, claim for refund or other information, including any attachment thereto or amendment thereof, supplied or required to be supplied to a Governmental Authority in connection with Taxes.
          “Third-Party IP” shall have the meaning given to such term in Section 3.19(a).
          “Total Indemnification Limit” shall have the meaning given to such term in Section 6.4(a).
          “Trading Day” shall mean: (i) if the Buyer Common Stock is listed or quoted on an Exchange, any day on which the Buyer Common Stock is traded on such Exchange; (ii) if the Buyer Common Stock is not listed or quoted on an Exchange but if prices for the Buyer Common Stock are then listed or quoted on the OTC Bulletin Board, any day on which the Buyer Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board; or (iii) if the Buyer Common Stock is not quoted on the OTC Bulletin Board but if prices for the Buyer Common Stock are then reported by Pink OTC Markets Inc. (or any similar organization or agency succeeding its functions of reporting prices), any day on which the Buyer Common Stock is traded in the over-the-counter market as reported by Pink OTC Markets Inc. (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Buyer Common Stock is not listed or quoted as set forth in clause “(i)”, “(ii)” or “(iii)” of this definition, then Trading Day shall mean any business day.
          “Transaction Documents” shall mean this Agreement and all other documents and certificates contemplated herein or delivered pursuant hereto, including the Assignment and Assumption Agreement, the Bill of Sale, the Landlord Consent, the Notes, the Security Agreement, the Sublease Agreement, the Transition Services Agreement, and the Sublicense Agreement.
          “Transfer Taxes” shall mean all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of the Assets or the assumption of the Assumed Liabilities, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.
          “Transition Services” shall have the meaning given to such term in Section 5.7.
          “Transition Services Agreement” shall have the meaning given to such term in Section 5.7.
          ”Valid Claim” shall mean a claim of an issued and unexpired Patent that has not been permanently revoked, held unenforceaable or invalid by a final, non-appealable decision of a court.

          “VWAP” shall mean, for any Trading Day, the applicable price of Buyer Common Stock as determined by the first of the following clauses that applies: (i) if the Buyer Common Stock is then listed or quoted on an Exchange, the daily volume weighted average price of the Buyer Common Stock for such Trading Day on the Exchange on which the Buyer Common Stock is then listed or quoted as reported by Bloomberg L.P. (or any organization or agency succeeding its functions of reporting prices); (ii) if the Buyer Common Stock is not then listed or quoted on an Exchange, but if prices for the Buyer Common Stock are then listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Buyer Common Stock for such Trading Day on the OTC Bulletin Board; (iii) if the Buyer Stock is not then listed or quoted on the OTC Bulletin Board, but if prices for the Buyer Common Stock are then reported by Pink OTC Markets Inc. (or any similar organization or agency succeeding its functions of reporting prices), the most recent bid price per share of the Buyer Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Buyer Common Stock as determined in good faith by the board of directors of Buyer.
          “Waban Agreement” means that certain Software Master License Agreement dated May 31, 2007 between Seller Parent and Phase Forward f/k/a Waban Software, Inc, as amended on August 29, 2008.
          “WARN Act” shall mean the Worker Adjustment and Retraining Notification Act, as amended.
          “Workers’ Compensation Acts” shall mean all applicable Laws that provide for awards to employees and their dependents for employment-related accidents and diseases.
     1.2 Construction. All article, section, subsection, schedule and exhibit references herein are to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise: (i) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate; (ii) the words “includes” or “including” shall mean “including without limitation”; and (iii) the words “hereof”, “herein”, “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.
ARTICLE 2
SALE AND PURCHASE, ASSIGNMENT AND ASSUMPTION
     2.1 Sale and Purchase, Assignment and Assumption.
          (a) At the Closing, Seller and Seller Parent shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept the assignment of, all of the Assets, free and clear of any and all Encumbrances, pursuant to the execution and delivery of the Bill of Sale, the Assignment and Assumption Agreement and such other documents as are necessary to sell, transfer, convey, deliver and assign the Assets to Buyer. For the avoidance of doubt, Buyer shall not purchase or accept the assignment of, nor shall it be deemed to have purchased or accepted the assignment of, any Excluded Assets or Contracts that are not Assumed Contracts.

Prior to or promptly following the Closing, Seller or Seller Parent shall remove, at Seller’s or Seller Parent’s sole expense, all Excluded Assets from the Leased Real Property.
          (b) Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, this Agreement and the other Transaction Documents shall not constitute an agreement to assign or transfer any Asset or interest therein which, absent a Required Consent, would constitute a breach or violation of any Contract or Permit pertaining to such Asset or interest therein or of applicable Law, or would adversely affect the rights or obligations to be assigned or transferred to or for the account of Buyer with respect to such Asset or interest therein, if such Required Consent shall not have been obtained with respect to such Asset or interest therein prior to the Closing (each, a “Delayed Required Consent”). Any transfer or assignment to Buyer by Seller or Seller Parent, as applicable, of any such Asset or interest therein (each, a “Delayed Asset”), and any assumption by Buyer of any corresponding Assumed Liability (each, a “Delayed Liability”), shall be made subject to all such Delayed Required Consents in respect of such Delayed Asset being obtained. If there are any such Delayed Assets, each of Seller and Seller Parent shall use its commercially reasonable efforts to obtain all such Delayed Required Consents in respect thereof as promptly as practicable following the Closing, without any further cost to Buyer or any of its Affiliates. Until all Delayed Required Consents have been obtained: (i) Seller or Seller Parent, as applicable, shall maintain its corporate existence and hold such Delayed Assets in trust on behalf of Buyer; (ii) Seller or Seller Parent, as applicable, shall cooperate with Buyer for no additional consideration in any lawful arrangement (including subleasing or subcontracting, or performance thereunder by Seller or Seller Parent, as applicable, as Buyer’s agent) to preserve and to provide Buyer with all of the benefits of or under any such Delayed Assets; (iii) Seller or Seller Parent, as applicable, shall otherwise enforce and perform for the account of Buyer, at Buyer’s sole expense, and as reasonably directed by Buyer any other rights of Seller or Seller Parent, as applicable, arising from such Delayed Assets, and shall comply with the terms and provisions of such Delayed Assets as agent for Buyer and for Buyer’s benefit; and (iv) with respect to such Delayed Assets, Seller or Seller Parent, as applicable, except as permitted by Applicable Law, hereby hires and authorizes Buyer to perform the obligations specified in such Delayed Assets on Seller’s or Seller Parent’s behalf, as applicable, pursuant to the terms of such Delayed Assets. At such time after the Closing as all Delayed Required Consents with respect to a Delayed Assets have been obtained, such Delayed Assets shall automatically be transferred and assigned by Seller or Seller Parent, as applicable, to Buyer for no additional consideration without any further act on the part of any Party.
          (c) At the Closing, Seller shall transfer and assign to Buyer, and Buyer shall assume and accept the assignment of, and responsibility for payment of, the Assumed Liabilities pursuant to the execution and delivery of the Assignment and Assumption Agreement and such other documents as are necessary to assign the Assumed Liabilities to Buyer. For the avoidance of doubt, Buyer shall not assume and shall not have any responsibility with respect to, and shall not be deemed to have assumed or be responsible for, any Excluded Liabilities.
     2.2 Closing Consideration. At the Closing and as consideration for the sale of the Assets to Buyer by Seller and Seller Parent, Buyer shall, in addition to assuming the Assumed Liabilities pursuant to Section 2.1(c):

          (a) pay to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to $6,000,000 (the “Closing Cash Consideration”);
          (b) issue to Seller the First Note in the initial aggregate principal amount equal to the sum of (i) $8,500,000, plus (ii) an amount not to exceed $200,000, which amount shall be equal to the aggregate amount of accrued but unpaid vacation set forth on the Schedule of Accrued Vacation for those Business Employees who become Continuing Employees and who have elected to receive a cash payment, payable by Seller prior to or on the Closing Date, for their accrued but unpaid vacation, plus (iii) an amount equal to Buyer’s pro rata share of the annual license and maintenance fee paid by Seller or Seller Parent pursuant to the Waban Agreement for the period beginning on August 28, 2010 and ending on August 27, 2011, with such pro rata share of Buyer determined based on the number of days between the Closing Date and August 27, 2011; and
          (c) issue to Seller the Second Note in the initial aggregate principal amount of $932,000 (the “Second Note Consideration” and, together with the First Note Consideration and the Closing Cash Consideration, the “Closing Consideration”).
     2.3 Accounts Receivable Consideration. As additional consideration for the sale of the Assets to Buyer by Seller and Seller Parent, for a period of eighteen (18) months following the Closing Date (the “A/R Collection Period”), Buyer shall pay to Seller, if and as applicable, a percentage of all amounts collected by Buyer during the A/R Collection Period without reduction or setoff (the “Collected A/R Amounts”) in respect of outstanding accounts receivables included in the Assets and set forth on Schedule 3.4 (the “Outstanding A/R Amounts”) in accordance with the following:

Percentage Owed
Collected A/R Amount	to Seller
First $1,000,000 collected during the A/R Collection Period	[*]%

Next $1,500,000 collected during the A/R Collection Period	[*]%

All remaining amounts collected during the A/R Collection Period	[*]%
All payments of Collected A/R Amounts (collectively, the “Accounts Receivable Consideration”) shall be: (i) paid in cash on a quarterly basis, with payment for each quarter during the A/R Collection Period being due thirty (30) calendar days following the end of such quarter; and (ii) accompanied by a report containing reasonable details regarding Buyer’s collection of the Collected A/R Amounts during such quarter and the remaining Outstanding A/R Amounts following such quarter. Buyer shall use commercially reasonable efforts (consistent with Buyer’s own accounts receivable collection policies) to collect all Outstanding A/R Amounts during the A/R Collection Period; provided, however, that subject to its compliance with the foregoing, in no event shall Buyer be liable to Seller or Seller Parent for any failure to collect any Outstanding A/R Amounts during the A/R Collection Period or for any Collected A/R Amounts in excess of the amounts set forth above or collected following the expiration of
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

the A/R Collection Period. Seller and Seller Parent will have the right, at their own expense, upon reasonable prior notice, to inspect and audit the records of Buyer with respect to Buyer’s payment obligations under this Section 2.3, and Buyer shall provide reasonable assistance to Seller or Seller Parent in connection with any such inspection and audit.
     2.4 Milestone Consideration. As additional consideration for the sale of the Assets to Buyer by Seller and Seller Parent, Buyer shall pay to Seller, if and as applicable:
          (a) a one-time payment of $250,000, due within ten (10) days following the [*] by Buyer of any assay that [*] FCGamma gene, whether alone or in combination with other genes or tests (“FCGamma Assay”) that is a Subject Biomarker Assay (the “FCGamma Assay Milestone Consideration”); provided, however, that such payment may be made, in Buyer’s sole discretion, either in cash or via the issuance to Seller of that number of shares of Buyer Common Stock equal to: (i) $250,000; divided by (ii) the 20-Day VWAP; and
          (b) a one-time payment of $250,000, due within ten (10) days following the [*] by Buyer of any assay that [*] ABCB or MDR gene, whether alone or in combination with other genes or tests (“ABCB1 Assay”) that is a Subject Biomarker Assay (the “ABCB1 Assay Milestone Consideration” and, together with the FCGamma Assay Milestone Consideration, the “Milestone Consideration”); provided, however, that such payment may be made, in Buyer’s sole discretion, either in cash or via the issuance to Seller of that number of shares of Buyer Common Stock equal to: (i) $250,000; divided by (ii) the 20-Day VWAP.
     2.5 Royalty/Margin Consideration.
          (a) As additional consideration for the sale of the Assets to Buyer by Seller and Seller Parent, Buyer shall pay to Seller in respect of reimbursements received by Buyer or its Affiliates from payors or any sublicencees in connection with the performance of Subject Biomarker Assays (or sales of reagent-assay kits including Subject Biomarker Assays) during each quarter during the Royalty/Margin Payment Period an amount per Subject Biomarker Assay performed (or per reagent-assay kit including a Subject Biomarker Assay sold) during such quarter equal to the greater of: (i) [*].

Average Assay	Applicable	Applicable
Reimbursement Amount	Royalty Rate	Margin Percentage
[*]	[*]%	[*]%

[*]	[*]%	[*]%

[*]	[*]%	[*]%

[*]	[*]%	[*]%

All payments based on the applicable royalty rates or applicable margin percentages set forth above (collectively, such payments being the “Royalty/Margin Consideration”) shall be: (i) paid in cash on a quarterly basis, with payment for each quarter during the Royalty/Margin Payment
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

Period being due forty-five (45) days following the end of such quarter; (ii) calculated and paid separately [*]; and (iii) accompanied by a report containing reasonable details regarding Buyer’s calculation of the Royalty/Margin Consideration payable in respect of the applicable quarter during the Royalty/Margin Payment Period ([*]). Seller and Seller Parent will have the right, at their own expense, upon reasonable prior notice, to inspect and audit the records of Buyer with respect to Buyer’s payment obligations under this Section 2.5, and Buyer shall provide reasonable assistance to Seller and Seller Parent in connection with any such inspection and audit. In the event that Buyer undergoes a Change of Control, Buyer shall, as a condition to the consummation of such Change of Control, require that any acquiror expressly assume the obligations of Buyer to pay the Royalty/Margin Consideration under this Section 2.5 based on the reimbursements received by such acquiror or its Affiliates from payors or any sublicencees in connection with the performance of Subject Biomarker Assays (or sales of reagent-assay kits including Subject Biomarker Assays).
          (b) If, at any time during the Royalty/Margin Payment Period, Buyer sells, transfers, assigns or exclusively licenses, which for the avoidance of doubt shall not include a Change of Control (“Transfers”), to any third party any Subject Biomarker Assay Technology (the “Transferred Technology”), then as a condition to such Transfer, such third party shall be required to assume, with respect to such Transferred Technology, the obligations of Buyer to pay the Royalty/Margin Consideration based on the reimbursements received by such acquiror or its Affiliates from payors or any sublicencees in connection with the performance of Subject Biomarker Assays (or sales of reagent-assay kits including Subject Biomarker Assays). The Royalty/Margin Consideration payable to Seller by such third party pursuant to this Section 2.5(b) shall be [*] pursuant to the Transfer, assuming for these purposes that the Transferred Technology related to only one Subject Biomarker Assay. Such [*] shall be based on the following schedule:

[*] Royalty/Margin
[*]	Consideration
[*]	[*]%

[*]	[*]%

[*]	[*]%

If the Transferred Technology relates to more than one Subject Biomarker Assay, then for the purposes of determining the [*] in Royalty/Margin Consideration set forth above, the [*] by Buyer pursuant to such Transfer shall be allocated equally among each of the Subject Biomarker Assays relating to such Transferred Technology.
     2.6 Subsequent Sale Consideration. As additional consideration for the sale of the Assets to Buyer by Seller and Seller Parent, Buyer shall pay to Seller (the “Subsequent Sale Consideration”), if and as applicable:
          (a) at any time when the aggregate amount of [*] paid to Seller pursuant to Section 2.5 is [*], an amount in cash equal to [*] of the aggregate proceeds received by Buyer in
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

connection with any Transfer to any third party of any Subject Biomarker Assay Technology during the Royalty/Margin Payment Period; or
          (b) at any time when the aggregate amount of [*] paid to Seller pursuant to Section 2.5 is [*], an amount in cash equal to [*] of the aggregate proceeds received by Buyer in connection with any Transfer to any third party of any Subject Biomarker Assay Technology during the Royalty/Margin Payment Period.
          (c) In the event that Buyer undergoes a Change of Control, Buyer shall, as a condition to the consummation of such Change of Control, require that any acquiror expressly assume the obligations of Buyer under this Section 2.6 to pay the Subsequent Sale Consideration upon any subsequent Transfer by such acquiror to any third party of any Subject Biomarker Assay Technology.
     2.7 Closing. The closing (the “Closing”) of the transactions contemplated in this Agreement shall take place at 10:00 a.m. Central Time at the offices of Buyer located at 12325 Emmet Street, Omaha, Nebraska 68164 on: (i) the date that is two (2) business days following the satisfaction or waiver of the conditions set forth in Article 5; or (ii) such other time and date as the Parties may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.
     2.8 Deliveries at Closing.
          (a) At the Closing, Seller shall deliver, or caused to be delivered, to Buyer the following items, each (where applicable) properly executed:
               (i) a certificate, dated as of the Closing Date, executed by the corporate secretary of each of Seller and Seller Parent, in form and substance satisfactory to Buyer, certifying in each case as to (x) the organizational documents of Seller or Seller Parent, as applicable and (y) the approval of the board of directors (or board of managers) of Seller or Seller Parent, as applicable, approving the transactions contemplated by the Transaction Documents;
               (ii) a certificate, dated as of the Closing Date, executed by an authorized officer of each of Seller and Seller Parent, in form and substance satisfactory to Buyer, certifying in each case as to the fulfillment of the matters referred to in Sections 5.1(a), (b) and (c);
               (iii) a statement, dated as of the Closing Date, in the form set forth in Treasury Regulation § 1.1445-2(b)(2) and made under penalties of perjury by Seller and Seller Parent, that (among other things) neither Seller nor Seller Parent is a foreign Person;
               (iv) the Assignment and Assumption Agreement in the form of Exhibit A hereto;
               (v) the Bill of Sale in the form of Exhibit B hereto;
               (vi) the Landlord Consent;
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

               (vii) the Noncompetition Agreement in the form of Exhibit C hereto;
               (viii) the First Note and Second Note, in the form of Exhibit D and Exhibit E, respectively, hereto;
               (ix) the Security Agreement in the form of Exhibit F hereto;
               (x) the Sublease Agreement in the form of Exhibit G hereto;
               (xi) the Transition Services Agreement in the form to be agreed upon by the Parties pursuant to Section 5.7;
               (xii) all Required Consents other than the Delayed Required Consents (each of which Delayed Required Consents is set forth on Schedule 2.8(a)(xii));
               (xiii) the Schedule of Accrued Vacation; and
               (xiv) the Sublicense Agreement in the form of Exhibit H hereto.
          (b) At the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following items, each (where applicable) properly executed:
               (i) the Closing Cash Consideration;
               (ii) a certificate, dated as of the Closing Date, executed by the corporate secretary of Buyer, in form and substance satisfactory to Seller, certifying as to (x) the charter and bylaws of Buyer and (y) the approval of the board of directors of Buyer approving the transactions contemplated by the Transaction Documents;
               (iii) a certificate, dated as of the Closing Date, executed by an authorized officer of Buyer, in form and substance satisfactory to Seller, certifying fulfillment of the matters referred to in Sections 5.2(a) and (b); and
               (iv) counterpart signature pages to the documents referenced in Section 2.8(a)(iv) through (xi).
     (c) In connection with and following the Closing, Buyer, Seller and Seller Parent shall execute and deliver to each other such other documents and agreements as may be reasonably necessary and desirable to consummate the transactions contemplated hereby.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER PARENT
     Subject to the exceptions set forth on the Schedules delivered by Seller and Seller Parent to Buyer concurrently with the execution of this Agreement (which disclosures shall delineate the section or subsection to which they apply but shall also qualify such other sections or subsections in this Article 3 to the extent that it is readily apparent (without a specific cross-reference) on its face from a reading of the disclosure items that such disclosure is applicable to such other section or subsection), Seller and Seller Parent, jointly and severally, represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, which shall speak as of such particular date):
     3.1 Organization of Seller; Authorization and Enforceability.
          (a) Each of Seller and Seller Parent is a limited liability company or corporation duly formed and validly existing under the laws of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on the Business. Each of Seller and Seller Parent is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing individually or in the aggregate will not have a Material Adverse Effect.
          (b) This Agreement is, and the other Transaction Documents to which Seller or Seller Parent is a party will be, when executed and delivered by the parties thereto, the valid and binding obligation of Seller and Seller Parent, as applicable, enforceable against Seller and Seller Parent, as applicable, in accordance with their respective terms subject to: (i) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors’ rights or creditors’ remedies generally; and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of Seller and Seller Parent has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its respective obligations under this Agreement and the other Transaction Documents.
          (c) Seller does not hold any ownership interest in any Person.
          (d) Seller Parent owns through one or more wholly owned subsidiaries all of the issued and outstanding equity interests in Seller.
     3.2 No Violation or Conflict; Required Consents.
          (a) Except as set forth on Schedule 3.2(a), no notice to or Permit from any Governmental Authority is necessary or is required to be made or obtained by Seller or Seller Parent in connection with the execution and delivery of this Agreement or the other Transaction Documents by Seller or Seller Parent or for the consummation by Seller and Seller Parent of the transactions contemplated hereby or thereby.
          (b) Except as set forth on Schedule 3.2(b), the execution of this Agreement and the other Transaction Documents, the performance by Seller and Seller Parent of their respective obligations under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in any breach of any provision of the organizational documents of Seller or Seller Parent; (ii) conflict with or violate any Law binding on Seller or Seller Parent or any of their respective properties or assets; (iii) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Seller or Seller Parent is a party or by which Seller or Seller Parent or any of their respective properties or assets may be bound; or (iv) cause Seller or Seller Parent to violate, forfeit or otherwise have terminated any Permits or require Buyer, Seller or Seller Parent to file any notice related to any Permits with any Person other than any Governmental Authority. Other than the Required Consents, no consent of any Governmental Authority or other Person, and no notice to, filing or registration with, or authorization, consent or approval of, any Governmental Authority, entity or other Person is necessary or required to be made or obtained by Seller or Seller Parent in connection with any of the transactions contemplated by the Transaction Documents.
     3.3 Financial Statements. Schedule 3.3 sets forth the following financial statements for the Business (collectively, the “Financial Statements”): (i) the unaudited balance sheet and statement of income for the Business as of, and for the fiscal year ended, March 31, 2010; and (ii) an unaudited balance sheet and statement of income for the Business as of, and for the six (6) months ended September 30, 2010 (the “Interim Balance Sheet”). The Financial Statements: (x) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (subject to year-end adjustments and to the absence of footnotes); (y) present fairly in all material respects the financial condition of the Business as of such dates and the results of operations of the Business for such periods; and (z) are consistent with the books and records maintained by Seller or Seller Parent with respect to the Business.
     3.4 Accounts Receivable. The accounts receivable of Seller or Seller Parent included in the Assets, which are listed on Schedule 3.4, arose from bona fide transactions in the ordinary course of business. To Seller’s Knowledge, the debtors to which such accounts receivable relate are not in nor subject to a bankruptcy or insolvency proceeding and none of such receivables have been made subject to an assignment for the benefit of creditors. Neither Seller nor Seller Parent has received written notice of any, and to Seller’s Knowledge there are no, counterclaims or setoffs against or disputes regarding such accounts receivable.
     3.5 No Adverse Change. Except as set forth on Schedule 3.5, since October 1, 2010, there has not been: (i) any Material Adverse Effect; (ii) any loss, damage, condemnation or destruction to any material portion of the Assets (whether covered by insurance or not); (iii) any labor dispute or disturbance, litigation, work stoppage or other event or condition that could have an effect similar to a labor dispute, disturbance, work stoppage or litigation and that has had or could reasonably be expected to have a Material Adverse Effect; (iv) any material Encumbrance made on any of the Assets; (v) any sale, transfer or other disposition of any of the Assets; or (vi) any change in the methods of accounting or accounting practices of Seller, except as required by Law.
     3.6 No Litigation. Except as set forth on Schedule 3.6, there is no Claim pending or, to the Knowledge of Seller, any Claim threatened in writing: (i) relating to the Assets, or operation or maintenance of the Business or the Facility; or (ii) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 3.6, to the Knowledge of Seller, no Claim has been threatened orally that could reasonably be expected to result in a Material Adverse Effect.

     3.7 Title to Assets; Related Matters. Seller or Seller Parent owns good and valid title to the Assets, free and clear of any and all Encumbrances other than Permitted Encumbrances. At the Closing, subject to the fulfillment of Buyer’s obligations pursuant to this Agreement, good and valid title to the Assets, free and clear of any and all Encumbrances will pass to Buyer. The Assets do not include any equity or debt securities of or interest in, or any right or obligation to acquire any equity or debt securities of or interest in, any corporation, partnership, limited liability company, business trust, joint venture or other business association. Seller and Seller Parent are the only Persons that currently conduct or have conducted the Business since April 1, 2010. The Assets constitute all of the assets necessary for the operation of the Business as conducted on the date of this Agreement.
     3.8 Powers of Attorney. Seller has granted no outstanding powers of attorney to any Person with respect to any matter.
     3.9 Books and Records. The Books and Records are complete and correct in all material respects, and Seller has made available to Buyer for examination the originals or true and correct copies of all Books and Records for examination.
     3.10 Contracts.
          (a) Schedule 3.10(a) is a true and complete list of all material Contracts to which Seller or Seller Parent is a party that relate to the Assets, the Business or the Facility (collectively, the “Related Material Contracts”), including:
               (i) each Assumed Contract;
               (ii) any lease or sublease of, or license to or for, any Asset;
               (iii) any agreement to purchase or sell a capital Asset or any Equipment;
               (iv) any Contract or other document that limits the freedom of Seller or Seller Parent to compete in any line of business similar to the Business or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset;
               (v) any confidentiality, non-solicitation, non-disclosure, non-competition, employment, change of control, severance or similar Contracts pertaining to the Business Employees;
               (vi) any partnership, joint venture or other similar Contract;
               (vii) any Contract with an Affiliate of Seller or Seller Parent;
               (viii) any agency, dealer, sales representative or other similar agreement;
               (ix) any confidentiality agreements and/or assignment of invention agreements with third parties; or

               (x) any currently proposed arrangement of a type that, if entered into, would be required to be disclosed pursuant to any other subsection of this Section 3.10(a).
     Seller has delivered or made available to Buyer true and complete copies of each Related Material Contract that is a written Contract and has summarized on Schedule 3.10(a) the terms of each Related Material Contract that is an oral Contract. Each Assumed Contract: (i) (assuming, with respect to all parties thereto other than Seller or Seller Parent, as applicable, valid authorization, execution and delivery) is in full force and effect; and (ii) is enforceable against Seller or Seller Parent, as applicable, in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors’ rights or creditors’ remedies generally and (y) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as expressly set forth on Schedule 3.10(a), no Assumed Contract has been materially modified by any oral agreement or modified in any respect by any written agreement.
          (b) Seller or Seller Parent, as applicable, has performed and, to the Knowledge of Seller, every other party has performed, each material term, covenant and condition of each of the Assumed Contracts in all material respects that is to be performed by any of them and no event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a material breach, violation or default by Seller or Seller Parent, as applicable, or, to the Knowledge of Seller, any other party, under any of the Assumed Contracts. No party to any of the Assumed Contracts has advised Seller or Seller Parent in writing of its intention to cancel, terminate or exercise any option under any of the Assumed Contracts. All amount due and owing under the Assumed Contracts for goods and/or services delivered or rendered, as the case may be, prior to the Closing Date shall have been paid in full by Seller or Seller Parent.
          (c) Except for the Required Consents, no consent of any party to the Assumed Contracts is required to maintain such Contract in full force and effect or to avoid a breach, violation or default thereunder as a result of the consummation of the transactions contemplated by the Transaction Documents.
          (d) Other than as set forth on Schedule 3.10(d), Seller is not a party to any Contract, which is not otherwise an Assumed Contract, which will be binding on Buyer or to which any of the Assets will be subject as of or following the Closing Date.
     3.11 Leased Real Property. Seller has delivered to Buyer a true and complete copy of the Lease. Neither Seller nor Seller Parent has subleased the Facility or any portion thereof (including the Leased Real Property). All rental and other payments and other obligations required to be paid and performed by Seller or Seller Parent pursuant to the Lease have been duly paid and performed. The Lease is in full force and effect and enforceable against the Landlord in accordance with its respective terms and there are no defaults and no event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by Seller or Seller Parent, or to the Knowledge of Seller, of any other party to the Lease. There are no pending or, to the Knowledge of Seller, threatened condemnation or other proceedings, lawsuits, or administrative actions relating to the Facility or any portion thereof (including the Leased Real Property), or the rights, title or interests of Seller or Seller Parent therein.
     3.12 Insurance. Seller and Seller Parent have been at all times since January 1, 2009 and are currently a party to, or the named insured or beneficiary of coverage under, comprehensive general liability insurance policies that are occurrence-based (rather than claims-made) policies and that are in full force and effect through the Closing.
     3.13 Employees.
          (a) Schedule 3.13(a) contains a complete and accurate list of the following information for each Business Employee, including each Business Employee on leave of absence or layoff status: (i) name; (ii) job title; (iii) date of hiring or engagement; (iv) base salary rate, target bonus percentage and most recent bonus amount received and any change in compensation since October 1, 2010; (v) vacation accrued as of the Closing; and (vi) service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other similar plan of Seller or Seller Parent. The Business Employees constitute all of the employees of Seller, Seller Parent or any of their respective Affiliates who perform services primarily in connection with the operation of the Business.
          (b) Schedule 3.13(b) sets forth a list of all written employment or engagement agreements, including offer letters, between Seller or Seller Parent, as applicable, and the Business Employees, and Seller or Seller Parent, as applicable, has delivered or made available true and complete copies thereof to Buyer. Except as set forth on Schedule 3.13(b): (i) all Business Employees are “at will” and may be terminated at the discretion of Seller or Seller Parent, as applicable, at any time and for any reason or no reason and without any Liability with respect to any form of severance or similar payment; and (ii) Seller or Seller Parent, as applicable, has no oral agreements with any of the Business Employees.
          (c) Schedule 3.13(c) contains a correct and complete list of all consultants or independent contractors performing services in connection with the operation of the Business.
     3.14 Compliance with Law. Except as set forth on Schedule 3.14, Seller’s and Seller Parent’s use of the Assets and operation of the Business and the Facility as currently conducted, does not violate or conflict with, and has not violated or conflicted with, any applicable Law, except for such violations which have not had and will not have a Material Adverse Effect.
     3.15 Tax Matters. Except as set forth on Schedule 3.15: (i) all material Tax Returns of Seller and Seller Parent relating to the Assets or the Business have been timely filed through the date hereof in accordance with all applicable Laws and are correct and complete in all material respects; (ii) all material Taxes, deposits or other payments relating to the Assets or the Business for which Seller or Seller Parent may have any liability through the date hereof (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of Seller or Seller Parent, as applicable; and (iii) none of the

Assets are subject to Liens for Taxes other than Liens for Taxes which are not yet due and payable.
     3.16 Environmental Matters.
          (a) Seller and Seller Parent have operated the Business and the Facility in compliance in all material respects with all applicable Environmental Laws (which compliance includes the possession of any material required Environmental Permits, and material compliance with the terms and conditions thereof). Neither Seller nor Seller Parent has received any communications from any Person alleging that Seller or Seller Parent is not in such compliance, and to Seller’s Knowledge there are no past or present actions, activities, circumstances, conditions, events or incidents under the direction or control of Seller that could reasonably be expected to prevent or interfere with such compliance in the future. Except as set forth on Schedule 3.16(a), there are no Environmental Permits currently held by the Seller or Seller Parent in connection with the Business or the Facility
          (b) Except in the ordinary course of business in compliance in all material respects with all Environmental Laws then in effect, neither Seller nor Seller Parent has: (i) used, treated, stored, disposed of or caused a Release of any Hazardous Material on, under, at, from or in any way materially affecting the Facility; or (ii) shipped any Hazardous Material generated at the Facility to any other place for use, treatment, storage, treatment or disposal, which off-site shipment, treatment, storage, disposal or release would give rise to any material liabilities or obligations under Environmental Laws.
          (c) There is no Environmental Claim pending or threatened against Seller or Seller Parent in connection with the Business or the Facility.
          (d) To Seller’s Knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or presence of any Hazardous Material, which reasonably would be anticipated to form the basis of any material Environmental Claim or Environmental Liability against Seller or Seller Parent in connection with the Business or which reasonably would be anticipated to materially affect the Facility or any part thereof.
          (e) Except as may be permitted under Environmental Law, neither Seller nor Seller Parent has Released or caused the Release of Hazardous Material or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to the Facility, the presence of which would give rise to a material Environmental Claim or Environmental Liability or constitute a material violation of any Environmental Law.
          (f) Except as may be permitted under Environmental Law, neither Seller nor Seller Parent has conducted any dredging, filling or any other activities in any “wetlands”, “waters of the United States”, “wetland”, “State-owned bottoms” or “subaqueous bottoms” (as those terms are defined by the regulations and formal guidance of the U.S. Army Corps of Engineers or any other Governmental Authority of competent jurisdiction) at the Facility or any part thereof (including the Leased Real Property).

          (g) Seller has delivered copies of, or otherwise made available for inspection to Buyer, true, complete and correct copies and results of any material reports, studies, analyses, tests or monitoring currently possessed by Seller or Seller Parent substantially pertaining to any matter referred to in this Section 3.16.
     3.17 Labor Matters.
          (a) Except as set forth on Schedule 3.17(a) with respect to Seller and Seller Parent’s ownership and conduct of the Business:
               (i) there is no unfair labor practice charge or complaint against Seller or Seller Parent pending or, to the Knowledge of Seller, threatened against Seller or Seller Parent before the National Labor Relations Board or any other comparable Governmental Authority; and
               (ii) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, or action of any kind pending or, to the Knowledge of Seller, proposed or threatened against Seller or Seller Parent relating to employment or engagement, employment or engagement practices, terms and conditions of employment or engagement, wages and hours, or the safety and health of employees, independent contractors and consultants.
          (b) Seller and Seller Parent do not have any collective bargaining relationship or existing duty to bargain with any labor organization, and Seller and Seller Parent have not recognized any labor organization as the collective bargaining representative of any of its employees, independent contractors or consultants. Except as set forth on Schedule 3.17(b), there are no organizing activities of any type being conducted or threatened to be conducted by any labor organization with respect to the Business Employees or any of Seller’s or Seller Parent’s other employees, as applicable, or at the Facility.
          (c) Since October 1, 2010, neither Seller, Seller Parent nor any of their respective Affiliates has effectuated: (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller, Seller Parent or any of their respective Affiliates; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar state or local law. Seller and Seller Parent will comply with all applicable requirements, and will incur no Liability, under the WARN Act (or any similar applicable state or local law) in connection with the termination of the Business Employees.
     3.18 Employee Benefit Plans.
          (a) No Employee Benefit Plan currently or previously maintained or contributed to by any of Seller, Seller Parent or their respective ERISA Affiliates or with respect to which any of Seller, Seller Parent or their respective ERISA Affiliates has or had any liability (actual or contingent) is: (i) a Multiemployer Plan; (ii) a “multiple employer plan” as described in Section 413(c) of the IRC or Sections 4063 or 4064 of ERISA; (iii) a “defined benefit plan” as defined in Section 3(35) of ERISA or subject to Title IV of ERISA; or (iv) a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 or 430 of the IRC. None of Seller, Seller Parent nor any of their respective ERISA Affiliates has previously maintained or had an obligation to contribute to any such plans.
          (b) With respect to each Employee Benefit Plan presently or previously maintained or contributed to by any of Seller, Seller Parent or their respective ERISA Affiliates that is intended to be Qualified Plan and in which a Continuing Employee was a participant, each such Employee Benefit Plan is so qualified under Section 401(a) of the IRC, its related trust is tax-exempt under the IRC and there are no existing facts or circumstances that could reasonably be expected to adversely affect such Employee Benefit Plan’s qualification under Section 401(a) and related sections of the IRC or such related trust’s tax-exempt status.
          (c) With respect to each Employee Benefit Plan, no event has occurred, and there exists no condition or circumstances, including the consummation of the transactions contemplated by the Transaction Documents, in connection with which the Buyer could, directly or indirectly, be subject to any liability under ERISA, the IRC or any other applicable Law for any liability relating to any Employee Benefit Plan.
          (d) None of the Assets are subject to any Lien under ERISA Section 303(k) or IRC Section 430(k).
     3.19 Intellectual Property.
          (a) Schedule 3.19(a) contains a complete and accurate list of all: (i) Patents that Seller or Seller Parent owns and uses in connection with the operation of the Business; (ii) Trademarks that Seller or Seller Parent owns and uses in connection with the operation of the Business; and (iii) other material registered Intellectual Property that Seller or Seller Parent owns (excluding rights to “shrink wrapped” or “off the shelf” software licensed by Seller) and uses in connection with the Business; ((i), (ii) and (iii) collectively, “Seller Registered IP”) and (iv) Patents that Seller or Seller Parent licenses and uses in connection with the operation of the Business In addition, Schedule 3.19(a) identifies which Patents are licensed and from whom, which Patents are owned by Seller or Seller Parent, and the jurisdiction in which each Patent or Trademark has been registered or filed.
          (b) Except as listed on Schedule 3.19(b), all Intellectual Property listed on Schedule 3.19(a) which is material to the Business, to the Knowledge of Seller, is covered by valid, enforceable and subsisting Intellectual Property rights (except as enforceability of such rights may be limited by bankruptcy, insolvency or other similar laws affecting creditor’s rights generally, and except where the enforcement of any equitable remedies relating to such rights may be limited by equitable principles of general applicability).
          (c) Schedule 3.19(c)(i) contains a complete and accurate list of all Contracts pursuant to which Seller or Seller Parent grants rights to any third party with respect to any Intellectual Property owned by Seller or Seller Parent, and all Contracts pursuant to which any third party grants to Seller or Seller Parent any rights with respect to any Intellectual Property owned by a third party in connection with the operation of the Business (“Third-Party IP”). All Contracts set forth on Schedule 3.19(c)(i) which are material to the Business are in full force and effect and there is no default thereunder by Seller or Seller Parent, nor, to the Knowledge of Seller, by any other party thereto. To the Knowledge of Seller, neither Seller nor Seller Parent is making any unlawful use of any Third-Party IP under such Contracts. Except as listed on Schedule 3.19(c)(ii), there are no outstanding and, to the Knowledge of Seller, no threatened, disputes or disagreements with respect to any Contract set forth on Schedule 3.19(c) or the Intellectual Property owned by Seller or Seller Parent used in or held for use in connection with the operation of the Business (“Seller IP”). Except in accordance with the ordinary course of business, no royalties or fees are payable by Seller or Seller Parent to any Person as of the Closing Date by reason of access to or use of any Third-Party IP.
          (d) Seller has obtained an assignment of all Seller IP material to the operation of the Business from the inventors. Except as listed in the Contracts on Schedule 3.10 and listed on Schedule 3.19(a), to the Knowledge of Seller, no present or former employee or consultant of Seller or Seller Parent, and no other Person, owns or has a proprietary, financial or other interest, direct or indirect, in whole or in part in any Seller IP material to the operation of the Business.
          (e) Except as listed on Schedule 3.19(e), there have been no written Claims made against Seller or Seller Parent asserting the invalidity, misuse or unenforceability of any of the Intellectual Property set forth on Schedule 3.19(a). To Seller’s knowledge, the transactions contemplated by the Transaction Documents will not materially adversely affect Seller’s or Seller Parent’s right, title or interest in and to Seller IP or Third-Party IP following the Closing.
          (f) Except as listed on Schedule 3.19(f)(1), to the Knowledge of Seller, the Business as currently conducted and the products and services included in the Business do not infringe upon, misappropriate or conflict with the Intellectual Property of any third party, and neither Seller nor Seller Parent has received any written notices with respect to any such alleged infringement, misappropriation or conflict from any third party (including any demand or request that Seller or Seller Parent license any Intellectual Property from a third party). To the Knowledge of Seller, and with the exception of those Persons listed on Schedule 3.19(f)(2), no Person is currently infringing any Seller IP or exclusively in-licensed Third-Party IP. There is no pending suit or legal action against Seller or Seller Parent in which Seller or Seller Parent is alleged to have infringed or misappropriated the Intellectual Property of any third party.
          (g) Seller and Seller Parent taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce their rights in all proprietary information included in Seller IP that Seller holds, or purports to hold, as a trade secret.
          (h) To the Knowledge of Seller, Seller IP and Third-Party IP constitute all Intellectual Property needed to conduct the Business as currently conducted.
          (i) Except as recited in the Patents themselves, no funding, facilities, or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Patents in the Seller IP.
     3.20 Key Customers and Suppliers. Schedule 3.20 sets forth a correct and complete list of the top twenty-five (25) customers and the top fourteen (14) suppliers of Seller or Seller Parent in connection with the operation of the Business (the “Key Customers and Suppliers”),

determined on the basis of revenues, including license fees, royalties and other remunerations from services provided or items sold (with respect to customers) or costs of items purchased (with respect to suppliers) for the twelve (12) months ended October 31, 2010 in the case of customers and the thirteen (13) months ended August 31, 2010 in the case of suppliers. No Key Customer or Supplier has ceased doing business with Seller or Seller Parent and, to Seller’s Knowledge, no Key Customer or Supplier intends to cease doing business with Buyer following the Closing.
     3.21 Warranties, Etc. All products sold and any services rendered by Seller or Seller Parent in connection with the operation of the Business have been, in all material respects, in conformity with all applicable Contractual commitments and all expressed or implied warranties. No Liability exists or will arise for repair, replacement or damage in connection with such sales or services. Schedule 3.21 sets forth a correct and complete statement of all written warranties and warranty policies offered by Seller or Seller Parent in connection with the operation of the Business. All such written warranties and warranty policies are in conformity with the labeling and other requirements of applicable Law. Schedule 3.21 sets forth a correct and complete list of all service or maintenance agreements entered into in connection with the operation of the Business under which Seller or Seller Parent is currently obligated. No products heretofore manufactured, processed, distributed, sold, delivered or leased by Seller or Seller Parent in connection with the operation of the Business or services rendered by Seller or Seller Parent in connection with the operation of the Business are now subject to any guarantee, Claim for product liability or patent or other Intellectual Property indemnity.
     3.22 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.22, the Assets are not subject to any Liability other than Liabilities: (i) reflected in the Seller Parent SEC Documents; (ii) reflected in the Financial Statements; (iii) pursuant to the Assumed Contracts; and (iv) Liabilities incurred in the ordinary course of business since September 30, 2010.
     3.23 Permits. Schedule 3.23 lists all Permits currently held by Seller or Seller Parent, as applicable, for the ownership of the Assets or the ownership and operation of the Facility, including Environmental Permits. Each such Permit is in full force and effect, and Seller or Seller Parent, as applicable is not in violation of any of any material obligation thereunder. The Permits listed on Schedule 3.23 constitute all Permits which are necessary for the ownership of the Assets or the ownership and operation of the Facility as it is currently being operated.
     3.24 Brokers’ Fees. Except as set forth on Schedule 3.24, neither Seller nor Seller Parent has any Liability or obligation to pay any broker’s fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by the Transaction Documents.
     3.25 Condition of Assets. All of the Assets are in good operating condition and repair, ordinary wear and tear excepted. Seller and Seller Parent have provided Buyer access to all operating and maintenance logs relating to the Equipment and such logs are part of the Books and Records. Except as described on Schedule 3.25, no Asset is in need of material repairs, modifications or upgrades (other than maintenance in accordance with the manufacturer’s recommended maintenance described in the manufacturer’s manuals that have been made available to Buyer).

     3.26 Bulk Sales. This Agreement, the other Transaction Documents and the transactions contemplated herein and therein are not subject to any applicable bulk sales laws.
     3.27 Shareholder Approval. No approval of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby is necessary or required to be made or obtained from the equity holders of Seller or Seller Parent under applicable Law.
     3.28 Securities Laws Representations.
          (a) The Notes and, if applicable, the shares of Buyer Common Stock issuable as Milestone Consideration being acquired by Seller hereunder (collectively, the “Buyer Securities”) will be acquired for investment purposes for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Seller has neither any present intention of effecting, nor any Contract with any Person regarding, the sale, the granting of any participation in or any other distribution or transfer of any of the Buyer Securities.
          (b) Seller has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Buyer Securities pursuant to this Agreement and the business, operations, properties and assets of Buyer.
          (c) Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Buyer Securities and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in Buyer Securities. Seller has not been organized for the purpose of acquiring the Buyer Securities.
          (d) Seller is an “accredited investor” within the meaning of Rule 501, as presently in effect, of Regulation D under the Securities Act.
          (e) Seller understands that the Buyer Securities are characterized as “restricted securities” under United States federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that, under such laws and applicable regulations, such Buyer Securities may be resold without registration under the Securities Act only in certain limited circumstances. Seller is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Seller understands that an investment in the Buyer Securities involves an extremely high degree of risk and may result in a complete loss of Seller’s investment. Seller understands that the Buyer Securities have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus Seller will not be able to resell or otherwise transfer such Buyer Securities unless such Buyer Securities are subsequently registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.
          (f) Seller has no immediate need for liquidity in connection with such Seller’s investment in the Buyer Securities, does not anticipate that it will be required to sell the Buyer

Securities in the foreseeable future and has the capacity to sustain a complete loss of its investment in the Buyer Securities.
          (g) Seller understands that the instruments evidencing the Buyer Securities may bear a legend substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.”
     3.29 Disclosure. Neither this Agreement nor any other Transaction Document furnished to Buyer by Seller or Seller Parent contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, which shall speak as of such particular date):
     4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
     4.2 Enforceability. With respect to Buyer: (i) the execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is a party are within the corporate power of Buyer; and (ii) the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly authorized, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the other Transaction Documents or to consummate the transactions contemplated herein or therein. This Agreement is, and the other Transaction Documents will be, when executed and delivered by the parties thereto, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms subject to: (x) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors’ rights or creditors’ remedies generally; and (y) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its respective obligations under this Agreement and the other Transaction Documents.
     4.3 No Violation or Conflict by Buyer.
          (a) No notice to, filing or registration with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary or is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement or the other Transaction Documents by Buyer or for the consummation by Buyer of the transactions contemplated hereby or thereby.
          (b) The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Buyer; (ii) conflict with or violate any Law binding on Buyer, or any of its respective properties or assets; or (iii) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Buyer is a party or by which Buyer or any of its respective properties or assets may be bound.
     4.4 No Litigation. There is no Claim pending or, to the Knowledge of Buyer, proposed or threatened: (i) against Buyer relating to the business, assets, properties or products of Buyer that could materially impair the ability of Buyer to perform its obligations under this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby; or (ii) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.
     4.5 Title to Buyer’s Assets. Buyer owns good and valid title to its assets, free and clear of any and all material Liens.
     4.6 SEC Documents. The Buyer is subject to the reporting requirements of the Exchange Act, and has timely filed (subject to any permitted extensions for which the Buyer has timely filed) with SEC all Buyer SEC Documents. Each Buyer SEC Document, (i) as of its date, complied in all material respects with the requirements of the Exchange Act, and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including in each case, any notes thereto) contained in any Buyer SEC Documents was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated, and each presented fairly the consolidated financial position, results of operations and cash flows of Buyer as of the respective dates thereof and for the respective periods indicated

therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not and would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect to the business, condition (financial or other), results of operations, performance or properties of the Buyer, taken as a whole).
     4.7 Buyer’s Brokers’ Fees. Except as set forth on Schedule 4.7, Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by the Transaction Documents.
     4.8 Offering. Assuming the accuracy of the representations and warranties of Seller contained in Article 3 hereof, the offer, sale and issuance of the Buyer Securities being acquired by Seller hereunder are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.
     4.9 Disclosure. Neither this Agreement nor any other Transaction Document furnished to Seller or Seller Parent by Buyer contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.
ARTICLE 5
CONDITIONS PRECEDENT TO CLOSING AND PRE-CLOSING COVENANTS
     5.1 Conditions Precedent to Obligations of Buyer. Buyer’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):
          (a) no event shall have occurred and no circumstance shall have arisen which, individually, or in the aggregate, has had or would reasonably be expected to cause a Material Adverse Effect from September 30, 2010 to the Closing Date;
          (b) each of the representations and warranties of Seller and Seller Parent contained in Article 3 that are qualified by reference to materiality thresholds shall have been true and correct as of the date of this Agreement and shall be true and correct at and as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such particular date), and each of the representations and warranties of Seller and Seller Parent contained in Article 3 that are not so qualified shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date);
          (c) Seller and Seller Parent shall have performed all obligations and complied with all covenants in all material respects that are required by the terms of this Agreement to be performed or complied with by them on or before the Closing Date;

          (d) no investigation, suit, action or other proceeding shall be threatened or pending before any Governmental Authority that seeks constraint, prohibition, damages or other relief in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect or impair the ability of the Parties to consummate the transactions contemplated hereby or thereby;
          (e) except for the Assumed Contracts that have expired by their terms, the Assumed Contracts shall be in effect as of the Closing Date;
          (f) Seller or Seller Parent, as applicable, shall have terminated the employment of each of the Business Employees and shall have paid or satisfied all Liabilities arising in respect of such termination of employment other than the Liabilities expressly contemplated by clause “(ii)” of the definition of Assumed Liabilities with respect to the Continuing Employees;
          (g) All Required Consents set forth on Schedule 5.1(g) shall have been obtained and shall be in full force and effect;
          (h) The Business Employee matters set forth on Schedule 5.1(h) shall have been satisfied;
          (i) Seller or Seller Parent, as applicable, shall have delivered to Buyer all of the items set forth in Section 2.8(a); and
          (j) Buyer shall have consummated an offering and sale of shares of equity securities resulting in aggregate gross proceeds to Buyer of not less than $6,000,000.
     5.2 Conditions Precedent to Obligations of Seller and Seller Parent. Seller’s and Seller Parent’s obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller Parent (on behalf of itself and Seller), in whole or in part):
          (a) each of the representations and warranties of Buyer contained in Article 4 that are qualified by reference to materiality thresholds shall have been true and correct as of the date of this Agreement and shall be true and correct at and as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such particular date), and each of the representations and warranties of Buyer contained in Article 4 that are not so qualified shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date);
          (b) Buyer shall have performed all obligations and complied with all covenants in all material respects that are required by the terms of this Agreement to be performed or complied with on or before the Closing Date;

          (c) no investigation, suit, action or other proceeding shall be threatened or pending before any Governmental Authority that seeks constraint, prohibition, damages or other relief in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect or impair on the ability of the Parties to consummate the transactions contemplated hereby or thereby; and
          (d) Buyer shall have delivered to Seller or Seller Parent all of the items set forth in Section 2.8(b).
     5.3 Operation of the Business During the Pre-Closing Period. At all times during the period from the date of this Agreement through the Closing (the “Pre-Closing Period”), Seller and Seller Parent shall operate the Business and utilize the Assets in the ordinary course and consistent with past practice (including with respect to the collection of accounts receivable). Without limiting the generality of the foregoing, without the prior written consent of Buyer, neither Seller nor Seller Parent shall: (i) amend, modify or terminate any Assumed Contract; (ii) cause any of the Assets to become subject to any Encumbrance other than Permitted Encumbrances; or (iii) take or omit to take any action that would reasonably be expected to result in the failure or frustration of any of the conditions set forth in Section 5.1 as of the Closing Date. During the Pre-Closing Period, Seller and Seller Parent shall give Buyer and its representatives reasonable access during normal business hours to all of the properties, books and records and personnel of Seller and Seller Parent, as Buyer may from time to time reasonably request.
     5.4 Employee Transitions.
          (a) During the Pre-Closing Period, Seller and Seller Parent will allow Buyer reasonable access to all Business Employees in order to allow for an orderly transition. Buyer may, at its sole discretion, offer employment to any of the Business Employees. Such offers shall provide that (i) employment with Buyer is conditioned upon (1) the Closing having occurred; and (2) the release of Seller’s or Seller Parent’s, as applicable, liability and obligations under any employment agreement, severance agreement or similar document between Seller or Seller Parent, as applicable, and the Business Employee; (ii) the base salary or base wages and annual incentive compensation, as applicable, provided to each such Business Employee must be no less favorable, in the aggregate, than such Business Employee’s base salary or base wages and annual incentive compensation, as applicable, on the Closing Date; (iii) each such Business Employee’s length of service as of the Closing Date with Seller or Seller Parent shall be carried over following the Closing as if such Business Employee had been employed by Buyer for such length of time; and (iv) each such Business Employee may, at his or her option, elect to (1) carry over any accrued but unpaid vacation time following the Closing; or (2) receive a cash payment, payable by Seller prior to or on the Closing Date, for the value of any vacation time that remains accrued but unpaid as of the Closing Date.
          (b) The term “Continuing Employee” means any individual who is a Business Employee and who accepts employment with Buyer prior to or at the Closing pursuant to an offer made by Buyer pursuant to Section 5.4(a). Unless otherwise determined by Buyer, all Continuing Employees will be retained on an “at-will” basis by Buyer from and after the date of commencement of employment. Buyer will have no obligation with respect to: (i) any Business Employee who does not become a Continuing Employee; or (ii) except as expressly set forth in clause “(ii)” of the definition of Assumed Liabilities with respect to Continuing Employees, any Continuing Employee for the period prior to such Continuing Employee’s commencement of employment with Buyer. The terms of this Section 5.4 are not intended to and do not confer any rights or remedies on any Business Employee or Continuing Employee, or any other Person other than the Parties.
          (c) Each Continuing Employee shall be eligible for participation in health coverage, 401(k) plans, insurance, severance and other welfare benefit arrangements or benefit plans of Buyer (the “Buyer Employee Benefit Plans”), on the same basis as similarly-situated employees of Buyer, subject to the eligibility and other terms and conditions of such Buyer Employee Benefit Plans; provided, that nothing in this Agreement shall prevent Buyer from modifying or terminating any such Buyer Employee Benefit Plans from time to time. For purposes of determining eligibility to participate, the level of benefit accrual, and the years of vesting credit for each Continuing Employee under any Buyer Employee Benefit Plans which Buyer currently sponsors or maintains, or hereafter adopts, Buyer shall credit each Continuing Employee with all prior service that the Continuing Employee performed for Seller or Seller Parent, as applicable.
     5.5 Access to Books and Records. During the Pre-Closing Period, upon reasonable notice, Seller and Seller Parent will provide to the Buyer and its authorized agents reasonable access during normal business hours to the Books and Records and such other information pertaining to the Books and Records as the Buyer and its authorized Agents may reasonably request; provided, however, that the activities of the Buyer and its agents shall be conducted in such a manner as not to interfere unreasonably with the operation of the businesses of Seller Parent.
     5.6 Updates to Schedules. On the Closing Date, Seller shall deliver to Buyer updates to the Schedules to reflect events or changes that occur between the date hereof and the Closing Date. No update to the Schedules under this Section 5.6 shall be deemed to qualify, supplement or amend a Schedule delivered on the date hereof for the purpose of: (a) determining the accuracy of any representation or warranty made by Seller or Seller Parent in this Agreement (for purposes of Section 6 or otherwise); or (b) determining whether any of the conditions set forth in Section 5.1 has been satisfied. Nothing contained in this Section 5.6 shall be deemed to limit, modify, supplement or amend the indemnification rights of the Parties set forth in Article 6.
     5.7 Transition Services Agreement. The Parties hereby acknowledge that Buyer will require certain transition services to be performed by Seller, Seller Parent or one or more of their respective Affiliates (such Affiliates, together with Seller and Seller Parent, being collectively referred to herein as the “Seller Service Providers”) for one or more transition periods following the Closing (the “Transition Services”). During the Pre-Closing Period the Parties hereby agree to negotiate in good faith and mutually agree upon the Transition Services and, at Closing, to enter into a transition services agreement with respect to such Transition Services (the “Transition Services Agreement”), it being understood that the Transition Services shall be provided by the Seller Service Providers (i) in a manner and at a level that is generally consistent with the manner and level at which the Transition Services were provided to Seller and Seller Parent in connection with the Business prior to the Closing Date; and (ii) at a cost not to exceed the actual cost of such services to the applicable Seller Service Provider.
ARTICLE 6
INDEMNITIES AND POST-CLOSING COVENANTS
     6.1 Survival. All representations, warranties, covenants, and obligations in the Transaction Documents will survive the Closing and remain in effect until the first anniversary of the Closing Date, except for those representations and warranties of Seller and Seller Parent contained in Sections 3.1, 3.2, 3.7 and 3.28 (the “Indefinite Fundamental Representations”), which shall survive indefinitely, and Sections 3.15, 3.16, 3.18 and 3.19 (the “Additional Fundamental Representations” and, together with the Indefinite Fundamental Representations, the “Fundamental Representations”), which shall survive until the thirtieth (30th) day after the expiration of the statute of limitations that would be applicable to any Claim brought by a third party or a Governmental Authority (whichever is the longer period) with respect to the subject matter of the underlying representation or warranty.
     6.2 Seller’s and Seller Parent’s Indemnity.
          (a) Seller and Seller Parent (each, a “Buyer Indemnifying Party” and collectively, the “Buyer Indemnifying Parties”), jointly and severally, hereby agree to indemnify and hold Buyer, its officers, directors, employees and authorized agents and their successors and permitted assigns (each, a “Buyer Indemnified Party” and collectively, the “Buyer Indemnified Parties”), harmless from and against any and all Losses that any Buyer Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties other than the Fundamental Representations made by Seller or Seller Parent to Buyer pursuant to this Agreement and the other Transaction Documents as of the date hereof and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, which shall speak as of such particular date); (ii) any breach or inaccuracy of any of Fundamental Representations made by Seller or Seller Parent to Buyer pursuant to this Agreement as of the date hereof and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, which shall speak as of such particular date); (iii) any failure of Seller or Seller Parent to carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings or obligations under this Agreement or under any of the other Transaction Documents; (iv) any fraud or willful misrepresentation or omission by Seller or Seller Parent; (v) any Excluded Liabilities; and (vi) any action or proceeding initiated by any Buyer Indemnified Party to enforce the provisions of Article 6, but only to the extent the Buyer Indemnified Party is entitled to recovery in any such action or proceeding.
          (b) If a Claim against the Buyer Indemnifying Parties for indemnification pursuant to the provisions of Section 6.2(a) of this Agreement is to be made by any Buyer Indemnified Party, the Buyer Indemnified Party shall give notice reasonably describing such

Claim to Seller and Seller Parent promptly after the Buyer Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under Section 6.2(a). In the event a third-party Claim against a Buyer Indemnified Party arises that is covered by the indemnity provisions of Section 6.2(a) of this Agreement, provided that the Buyer Indemnifying Parties admit in writing to the Buyer Indemnified Party seeking indemnification that such Claim is covered by the indemnity provisions of Section 6.2(a) hereof to the extent such Claim proves to be true, the Buyer Indemnifying Parties shall have the right to contest and defend by all appropriate legal proceedings relating to such Claim and to control all settlements (unless the party seeking indemnification agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such Claims at the sole cost and expense of the Buyer Indemnifying Parties; provided, however, that the Buyer Indemnifying Parties may not effect any settlement that could result in any cost, expense or liability to, or admission of guilt or culpability by, the Buyer Indemnified Party unless the Buyer Indemnified Party consents in writing to such settlement and the Buyer Indemnifying Parties agree to indemnify such party therefor, which consent shall not be unreasonably withheld and which consent or objection thereto must be provided in a timely manner as the circumstances dictate and in any event within ten (10) business days of such request. Notwithstanding the foregoing, unless otherwise consented to in writing by the Buyer Indemnified Parties, the Buyer Indemnifying Party shall have no right whatsoever to assume, contest or defend any Claim relating to any Intellectual Property or Intellectual Property rights of Buyer; provided, however, that at any time while the Buyer Indemnifying Parties have a security interest in the Intellectual Property or Intellectual Property rights that are the subject of any Claim, the Buyer Indemnifying Parties shall have the right to assume, contest or defend any such Claim if the Buyer Indemnified Parties refuse or otherwise fail to so contest or defend such Claim for a period of not more than 30 days from notice of such Claim; provided, further, that at any time the Buyer Indemnifying Parties may retain separate co-counsel at Buyer Indemnifying Parties’ sole cost and expense and participate in the defense of any Claim relating to any Intellectual Property or Intellectual Property rights of Buyer, but Buyer shall control the investigation, defense and settlement thereof. In the event the Buyer Indemnifying Parties do not admit in writing to a Buyer Indemnified Party seeking indemnification that such Claim, if true, is covered by the indemnity provisions of Section 6.2(a) hereof, the Buyer Indemnified Party shall take such actions as it deems necessary to defend such Claim; provided, however, that the Buyer Indemnified Party may not effect any settlement that could result in any cost, expense or liability to, or admission of guilt or culpability by, any Buyer Indemnifying Party without the consent of such Buyer Indemnifying Party, which consent shall not be unreasonably withheld and which consent or objection thereto must be provided in a timely manner as the circumstances dictate and in any event within ten (10) business days of such request. The Buyer Indemnified Party seeking indemnification may select counsel to participate in any defense conducted by the Buyer Indemnifying Parties, in which event such counsel shall be at the sole cost and expense of such Buyer Indemnified Party. In connection with any such third-party Claim for which indemnification is sought pursuant to Section 6.2(a), the Parties shall cooperate with each other and provide each other with reasonable access during normal business hours to relevant books and records in their possession.

     6.3 Buyer’s Indemnity.
          (a) Buyer hereby agrees to indemnify and hold Seller, Seller Parent, their respective officers, directors, employees and authorized agents and their successors and permitted assigns (each, a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties” and together with the Buyer Indemnified Parties, the “Indemnified Parties”) harmless from and against, any and all Losses that the Seller Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in or pursuant to this Agreement and the other Transaction Documents; (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the other Transaction Documents; (iii) any fraud or willful misrepresentation or omission by Buyer; and (iv) any Assumed Liabilities.
          (b) If a Claim against Buyer for indemnification pursuant to the provisions of Section 6.3(a) of this Agreement is to be made by any Seller Indemnified Party, such Seller Indemnified Party shall give notice of such Claim to Buyer promptly after such Seller Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under Section 6.3(a). In the event a third-party Claim against a Seller Indemnified Party arises that is covered by the indemnity provisions of Section 6.3(a) of this Agreement, provided that Buyer admits in writing to the Seller Indemnified Party seeking indemnification that such Claim is covered by the indemnity provisions of Section 6.3(a) hereof to the extent such Claim proves to be true, Buyer shall have the right to contest and defend by all appropriate legal proceedings such Claim and to control all settlements (unless the party seeking indemnification agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such Claims at the sole cost and expense of Buyer; provided, however, that Buyer may not effect any settlement that could result in any cost, expense or liability to, or admission of guilt or culpability by, the Seller Indemnified Parties unless Seller consents in writing to such settlement and Buyer agrees to indemnify the Seller Indemnified Parties therefor, which consent shall not be unreasonably withheld and which consent or objection thereto must be provided in a timely manner as the circumstances dictate and in any event within ten (10) business days of such request. In the event Buyer does not admit in writing to a Seller Indemnified Party seeking indemnification that such Claim, if true, is covered by the indemnity provisions of Section 6.3(a) hereof, the Seller Indemnified Party shall take such actions as it deems necessary to defend such Claim; provided, however, that the Seller Indemnified Party may not effect any settlement that could result in any cost, expense or liability to, or admission of guilt or culpability by, Buyer without the consent of Buyer, which consent shall not be unreasonably withheld and which consent or objection thereto must be provided in a timely manner as the circumstances dictate and in any event within ten (10) business days of such request. The Seller Indemnified Party seeking indemnification may select counsel to participate in any defense conducted by Buyer, in which event such counsel shall be at the sole cost and expense of such Seller Indemnified Party. In connection with any such third-party Claim, the Parties shall cooperate with each other and provide each other with reasonable access during normal business hours to relevant books and records in their possession.
     6.4 Limitations of Indemnification.
          (a) Notwithstanding the provisions of Section 6.2(a): (i) the Buyer Indemnifying Parties shall not be liable for Losses under Section 6.2(a)(i) unless the aggregate amount of Losses with respect to all such breaches or inaccuracies of such representations and warranties exceeds $250,000 (the “Indemnification Deductible”), in which event all such Losses exceeding $125,000 shall be subject to indemnification; and (ii) the Buyer Indemnifying Parties’ maximum liability, as the case may be, under Section 6.2(a)(i) shall not exceed the Closing Cash Consideration (the “Cash Indemnification Limit”); provided, however, the Indemnification Deductible shall not apply to any Losses incurred by the Buyer Indemnified Parties resulting from a breach of the Indefinite Fundamental Representations and the Buyer Indemnifying Parties’ maximum liability under Section 6.2(a)(ii) and (vi) shall not exceed (x) the Closing Cash Consideration plus (y) the aggregate amount of any principal repayments made by Buyer to Seller or Seller Parent under the Notes (the “Total Indemnification Limit”); provided, further, neither the Indemnification Deductible nor the Cash Indemnification Limit or the Total Indemnification Limit shall apply to any Losses incurred by the Buyer Indemnified Parties and asserted pursuant to Section 6.2(a)(iii) through (v).
          (b) Notwithstanding the provisions of Section 6.3(a): (i) the Buyer shall not be liable for Losses under Section 6.3(a)(i) unless the aggregate amount of Losses with respect to all such breaches or inaccuracies of such representations and warranties exceeds the Indemnification Deductible, in which event all such Losses exceeding $125,000 shall be subject to indemnification; and (ii) the Buyer’s maximum liability, as the case may be, under Section 6.3(a)(i) shall not exceed the Cash Indemnification Limit; provided, however, neither the Indemnification Deductible nor the Cash Indemnification Limit or the Total Indemnification Limit shall apply to any Losses incurred by the Seller Indemnified Parties and asserted pursuant to Section 6.3(a)(ii) through (iv).
     6.5 General Provisions Regarding Indemnification.
          (a) The indemnification provided in this Article 6 shall be the sole and exclusive remedy after the Closing Date for damages available to the Buyer Indemnified Parties or the Seller Indemnified Parties for breach of any of the representations, warranties, covenants or agreements contained herein.
          (b) Notwithstanding anything contained in this Agreement to the contrary, except as may be included in a third-party Claim, no Party shall be liable to the Buyer Indemnified Parties or the Seller Indemnified Parties for any indirect, special, punitive, exemplary or consequential loss or damage (including any diminution in value or loss of revenue or profit) arising out of this Agreement.
          (c) Any payment made to or for the benefit of an Indemnified Party pursuant to Article 6 shall be reduced by an amount equal to any insurance payments actually received by the Indemnified Party with respect to such claim. Each Party shall in good faith take such actions to make a claim, or to cause its appropriate Affiliates to make a claim, for Losses with any applicable insurer in such manner as such Party deems to be in its best business interest taking into account the cost of pursuing such a claim, the possible affect on insurance rates and such other business considerations as such party deems appropriate. In any case where an Indemnified Party or any of its Affiliates recovers from third parties (including insurance companies) any payments in respect of a matter with respect to which such Indemnified Party has been paid pursuant to Section 6.2 or Section 6.3, such Indemnified Party shall promptly pay over to the Buyer or Seller, as the case may be, the amount so recovered (after deducting therefrom the full amount of the out-of-pocket expenses reasonably incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid to or on behalf of the Indemnified Party in respect of such matter and (ii) any reasonable out-of-pocket amount expended by the Indemnified Party and its Affiliates in pursuing or defending any claim arising out of such matter.
     6.6 Further Assistance. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or the other Transaction Documents, each of the Parties will take, without additional consideration, such further reasonable action (including the execution and delivery of such further instruments and documents and the grant of access to any individuals, premises, books or records) as any other Party reasonably may request.
     6.7 Tax Matters.
          (a) All Transfer Taxes shall be borne and paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer regardless of which Party any such Taxes and fees are imposed upon.
          (b) Seller shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the conduct of the Business and/or the ownership of the Assets attributable to the Pre-Closing Period, and shall file or cause to be filed when due (including any extensions) all Tax Returns that are required to be filed in respect of such Taxes (other than Tax Returns for which Buyer is responsible pursuant to the following sentence). Buyer shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the conduct of the Business and/or the ownership of the Assets attributable to all periods subsequent to the Closing Date, and shall file or cause to be filed when due (including any extensions) all Tax Returns that are required to be filed in respect of such Taxes (other than income Tax Returns of Seller).
          (c) For all purposes of attributing or allocating Taxes between the Parties pursuant to this Section 6.7, all personal property, ad valorem or other similar Taxes (not including income Taxes) levied with respect to the Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between the Pre-Closing Period and the period subsequent to the Closing Date based on the relative number of days included in such taxable period through and including the Closing Date and the number of days included in such taxable period after the Closing Date. Each party shall be solely responsible for income Taxes imposed with respect to such party.
          (d) For all Tax purposes, the Parties agree to treat (and shall cause each of their respective Affiliates to treat) any indemnity payment under this Agreement as an adjustment to the Purchase Price.
     6.8 Allocation of Purchase Price. All amounts constituting consideration within the meaning of, and for the purposes of, Section 1060 of the IRC and the regulations thereunder shall be allocated among the Assets and any other rights acquired by the Buyer hereunder, as applicable, in the manner required by Section 1060 of the IRC and the regulations thereunder and all applicable laws. Within a reasonable time from the date hereof, the Buyer and Seller shall agree on a schedule (the “Allocation Schedule”) allocating all such amounts as provided herein. Each of the Parties agrees to: (i) prepare and timely file all Tax Returns, including Form 8594 (and all supplements thereto), in a manner consistent with the Allocation Schedule; and (ii) act in accordance with the Allocation Schedule as finalized for all Tax purposes.
     6.9 Public Announcements. The Parties agree that no Party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby without consulting with each other before making, and giving each other a reasonable opportunity to review and comment upon, any such press release or other public announcements or statements; provided, however, that nothing contained herein shall prevent a Party from promptly making all filings with Governmental Authorities or Exchanges as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.
     6.10 Confidentiality.
          (a) Neither Seller, Seller Parent nor any of their respective Affiliates shall use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or any other information concerning Buyer or any of its Affiliates that is competitively sensitive, proprietary or confidential (collectively, “Buyer Confidential Information”) for a period of three (3) years following the Closing Date; provided, however, that the confidentiality covenants contained in this Section 6.10(a) shall not apply to the following: (i) information that is already in the public domain or generally available to Persons in the same or similar industries as Seller, Seller Parent, Buyer or any of their respective Affiliates; (ii) information that becomes part of the public domain or generally available to companies in the same or similar industries as Seller, Seller Parent, Buyer or any of their respective Affiliates by publication or otherwise other than through any action on the part of Seller, Seller Parent or any of their respective Affiliates; (iii) information that Seller, Seller Parent or their respective Affiliates received from a third party who was not legally or contractually prohibited from disclosing such information; or (iv) information that Seller, Seller Parent or any of their respective Affiliates is legally compelled to disclose, but only as to the required disclosure. In the event that Seller, Seller Parent or any of their respective Affiliates becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Buyer Confidential Information, such Seller, Seller Parent or Affiliate thereof will notify Buyer promptly in writing of such requirement so that Buyer may seek a protective order or other appropriate remedy or, in Buyer’s sole discretion, waive compliance with the terms of this Section 6.10(a). In the event that no such protective order or other remedy is obtained, or that Buyer waives compliance with the terms of this Section 6.10(a), such Seller, Seller Parent or Affiliate thereof will furnish only that portion of the Buyer Confidential Information which such Seller, Seller Parent or Affiliate is advised by counsel is legally required.

          (b) Neither Buyer nor any of its Affiliates shall use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or any other information concerning Seller, Seller Parent or any of their respect Affiliates that is competitively sensitive, proprietary or confidential (collectively, “Seller Confidential Information”) for a period of three (3) years following the Closing Date; provided, however, that the confidentiality covenants contained in this Section 6.10(b) shall not apply to the following: (i) information that is already in the public domain or generally available to Persons in the same or similar industries as Seller, Seller Parent, Buyer or any of their respective Affiliates; (ii) information that becomes part of the public domain or generally available to companies in the same or similar industries as Seller, Seller Parent, Buyer or any of their respective Affiliates by publication or otherwise other than through any action on the part of Buyer or any of its Affiliates; (iii) information that Buyer or its Affiliates received from a third party who was not legally or contractually prohibited from disclosing such information; or (iv) information that Buyer or any of its respective Affiliates is legally compelled to disclose, but only as to the required disclosure. In the event that Buyer or any of its Affiliates becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Seller Confidential Information, Buyer or such Affiliate thereof will notify Seller or Seller Parent, as applicable, promptly in writing of such requirement so that Seller or Seller Parent, as applicable, may seek a protective order or other appropriate remedy or, in Seller’s or Seller Parent’s sole discretion, as applicable, waive compliance with the terms of this Section 6.10(b). In the event that no such protective order or other remedy is obtained, or that Seller or Seller Parent, as applicable, waives compliance with the terms of this Section 6.10(b), Buyer or such Affiliate thereof will furnish only that portion of the Seller Confidential Information which Buyer or such Affiliate is advised by counsel is legally required.
ARTICLE 7
TERMINATION
     7.1 Termination Events. This Agreement may be terminated prior to the Closing:
          (a) by the mutual written consent of Seller Parent (on behalf of itself and Seller) and Buyer;
          (b) by Seller Parent (on behalf of itself and Seller) or Buyer, if the Closing has not taken place on or before January 31, 2011 (other than as a result of any failure on the part of the terminating party to comply with or perform its covenants and obligations under this Agreement);
          (c) by either Seller Parent (on behalf of itself and Seller) or Buyer if: (i) any court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable order or shall have taken any other action having the effect of permanently restraining or otherwise prohibiting the transactions contemplated by the Transaction Documents; or (ii) any Law making illegal the transactions contemplated by the Transaction Documents shall have become effective;

          (d) by Seller Parent (on behalf of itself and Seller) if there is a material breach of any representation, warranty, covenant or obligation of Buyer pursuant to this Agreement; provided, however, that Seller Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) on account of any breach which is curable by Buyer unless Buyer fails to cure such breach within thirty (30) days after receiving notice of such breach; or
          (e) by Buyer if there is a material breach of any representation, warranty, covenant or obligation of Seller or Seller Parent pursuant to this Agreement; provided, however, that Buyer shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) on account of any breach which is curable by Seller or Seller Parent unless Seller or Seller Parent fails to cure such breach within thirty (30) days after receiving notice of such breach.
     7.2 Termination Procedures. If either Buyer or Seller Parent is entitled and desires to terminate this Agreement pursuant to Section 7.1, it shall deliver to the other Party a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.
     7.3 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the Parties under this Agreement shall terminate and be of no further force or effect; provided, however, that: (i) no Party shall be relieved of any obligation or other Liability arising from any breach by such Party of any provision of this Agreement if this Agreement is terminated because of such breach; and (ii) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 6.9, 6.10 and Article 8.
ARTICLE 8
MISCELLANEOUS
     8.1 Expenses. Except as otherwise set forth in this Agreement or any other Transaction Document, Seller, Seller Parent and Buyer shall bear and pay all of their respective costs and expenses incurred by them in connection with the transactions contemplated by this Agreement and the other Transaction Documents.
     8.2 Waiver and Amendment. Any provision of this Agreement may be waived only in writing at any time by the Party that is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each Party hereto. The waiver by any Party hereto of any breach of a provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
     8.3 Assignment. This Agreement shall not be assignable by any Party, except in connection with the sale, merger, change of control of such Party, or sale of all or substantially all of the assets of such Party, without the prior written consent of the other Parties. This Agreement shall inure to the benefit of and will be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns.
     8.4 Specific Performance. The Parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the Parties hereto may exercise their rights and obligations under this Agreement by a decree of specific performance issued by any court of competent jurisdiction. Each of the parties hereby further waives: (i) any defense in any action for specific performance that a remedy at law would be adequate; and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief. The foregoing remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.
     8.5 Notices. All notices, requests, demands, claims and other communications that are required to be or may be given under this Agreement must be in writing and shall be deemed to have been effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by facsimile if sent during normal business hours of the recipient; if not, then on the next business day; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt, in each case to the intended recipient at following addresses:
     If to Seller or Seller Parent:
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
Attn: Caesar J. Belbel, EVP and Chief Legal Officer
Fax: 617-965-0445
     With a copy to:
Cooley LLP
500 Boylston Street, 14th Floor
Boston, MA 02116
Attn: Marc A. Recht
Fax: 617-937-2400
     If to Buyer:
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE 68164
Attn: Craig J. Tuttle, President and Chief Executive Officer
Fax: 402-452-5461
     With a copy to:
Paul, Hastings, Janofsky & Walker LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121
Attn: Carl R. Sanchez, Esq.
Fax: 858-458-3005
     or to such other address as any Party shall have furnished to the other by notice given in accordance with this Section 8.5.

     8.6 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to principles of conflicts of laws. Any disputes shall be exclusively resolved in the State or Federal courts residing in Dover, Delaware.
     8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any Party or materially alter the terms of the transactions contemplated hereby, in which case the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
     8.8 Counterparts. This Agreement may be executed in counterparts and by facsimile signatures, any one of which need not contain the signatures of more than one Party and each of which shall be an original, but all such counterparts taken together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by e-mail transmission in portable digital format (or similar format) shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by e-mail transmission in portable digital format (or similar format) shall be deemed to be their original signatures for all purposes.
     8.9 No Third-Party Beneficiaries. Except as provided in Article 6, neither this Agreement nor any document delivered in connection with this Agreement, confers upon any Person who is not a Party any rights or remedies hereunder.
     8.10 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Party, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).
     8.11 Entire Agreement; Exhibits and Schedules. This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the Parties and supersedes all other prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof, except for that certain Mutual Non-Disclosure Agreement, dated July 9, 2009, by and between Buyer and Seller Parent, which shall remain in full force and effect following the Closing.
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     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first written above.

SELLER: PGxHealth, LLC
By:	PGxHealth Holding, Inc.
Its:	Sole Member

By:	/s/Andrew J. Fromkin
Andrew J. Fromkin
President and Chief Executive Officer

SELLER PARENT: Clinical Data, Inc.
By:	/s/Andrew J. Fromkin
Andrew J. Fromkin
President and Chief Executive Officer

BUYER: Transgenomic, Inc.
By:	/s/ Craig J. Tuttle
Craig J. Tuttle
President and Chief Executive Officer

Schedules and Exhibits
Schedules
Schedule 1.1 — Assets
Schedule 1.2 — Assumed Liabilities
Schedule 2.8 — Deliveries at Closing
Schedule 3.2 — No Violation or Conflict; Required Consents
Schedule 3.3 — Financial Statements
Schedule 3.4 — Accounts Receivable
Schedule 3.5 — Adverse Change
Schedule 3.6 — Litigation
Schedule 3.10 — Contracts
Schedule 3.13 — Employees
Schedule 3.14 — Compliance with Law
Schedule 3.15 — Tax Matters
Schedule 3.16 — Environmental Matters
Schedule 3.17 — Accounts Receivable
Schedule 3.19 — Intellectual Property
Schedule 3.20 — Key Customer and Suppliers
Schedule 3.21 — Warranties, Etc.
Schedule 3.22 — Undisclosed Liabilities
Schedule 3.23 — Permits
Schedule 3.24 — Brokers’ Fees.
Schedule 3.25 — Condition of Assets
Schedule 5.1 — Conditions Precedent to Obligations of Buyer
Exhibits
Exhibit A — Assignment and Assumption Agreement
Exhibit B — Bill of Sale
Exhibit C — Noncompetition Agreement
Exhibit D — First Note
Exhibit E — Second Note
Exhibit F — Security Agreement
Exhibit G — Sublease Agreement
Exhibit H — Sublicense Agreement

*	The Company has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

EXHIBIT A
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Agreement”) is entered into as of [•], 2010, by and among PGxHealth, LLC, a Delaware limited liability company (“Seller”), Clinical Data, Inc., a Delaware corporation (“Seller Parent”), and Transgenomic, Inc., a Delaware corporation (“Buyer”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Asset Purchase Agreement, dated November [•], 2010, by and between Seller, Seller Parent and Buyer (the “Purchase Agreement”).
     In accordance with the terms of the Purchase Agreement, Seller and Seller Parent hereby assign, transfer and delegate to Buyer, and Buyer hereby absolutely and unconditionally assumes, the Assumed Contracts and Assumed Liabilities.
     This Agreement: (i) is subject to, and shall be construed in accordance with the Purchase Agreement, such that in the event of a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control; (ii) is not intended to, and does not, provide any rights or impose any obligations on Seller, Seller Parent or Buyer beyond those rights and obligations expressly set forth in the Purchase Agreement; (iii) is made and delivered in accordance with the Purchase Agreement and shall be binding upon Seller, Seller Parent and Buyer and their respective legal representatives, successors and assigns; (iv) shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without giving effect to the principles of conflicts of laws); and (v) may be executed in counterparts, including any number of counterparts transmitted by facsimile or other electronic transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
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     In Witness Whereof, the parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

BUYER: Transgenomic, Inc.
By:
Craig J. Tuttle
President and Chief Executive Officer

SELLER: PGxHealth, LLC
By:	PGxHealth Holdings, Inc.
Its: Sole Member

By:
Caesar J. Belbel
Executive Vice President and Chief Legal Officer

SELLER PARENT: Clinical Data, Inc.
By:
Caesar J. Belbel
Executive Vice President and Chief Legal Officer

[Signature page to Assignment and Assumption Agreement]

EXHIBIT B
BILL OF SALE
     This Bill of Sale is executed and delivered as of [•], 2010, by PGxHealth, LLC, a Delaware limited liability company (“Seller”), and Clinical Data, Inc., a Delaware corporation (“Seller Parent”), in favor of Transgenomic, Inc., a Delaware corporation (“Buyer”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Asset Purchase Agreement, dated November [•], 2010, by and between Seller, Seller Parent and Buyer (the “Purchase Agreement”).
     In accordance with the terms of the Purchase Agreement, Seller and Seller Parent each hereby sell, assign, transfer, convey and deliver to Buyer and its successors and assigns, all of their respective rights, title and interests in and to the Assets.
     This Bill of Sale: (i) is subject to, and shall be construed in accordance with the Purchase Agreement, such that in the event of a conflict between the provisions of this Bill of Sale and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control; (ii) is not intended to, and does not, provide any rights or impose any obligations on Seller, Seller Parent or Buyer beyond those rights and obligations expressly set forth in the Purchase Agreement; (iii) is made and delivered in accordance with the Purchase Agreement and shall be binding upon Seller, Seller Parent and Buyer and their respective legal representatives, successors and assigns; (iv) shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without giving effect to the principles of conflicts of laws); and (v) may be executed in counterparts, including any number of counterparts transmitted by facsimile or other electronic transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
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     In Witness Whereof, the Seller has duly executed this Bill of Sale as of the date set forth above.

SELLER: PGxHealth, LLC
By:	PGxHealth Holdings, Inc.
Its:	Sole Member

By:
Caesar J. Belbel
Executive Vice President and Chief Legal Officer

SELLER PARENT: Clinical Data, Inc.
By:
Caesar J. Belbel
Executive Vice President and Chief Legal Officer

BUYER: Transgenomic, Inc.
By:
Craig J. Tuttle
President and Chief Executive Officer

[Signature Page to Bill of Sale]

EXHIBIT C
NONCOMPETITION AGREEMENT
NONCOMPETITION AND NONSOLICITATION AGREEMENT
     This Noncompetition and Nonsolicitation Agreement (this “Agreement”) is made and entered into as of [•], 2010 (the “Agreement Date”), by and among PGxHealth, LLC, a Delaware limited liability company (“Seller”), Clinical Data, Inc., a Delaware corporation (“Seller Parent”), and Transgenomic, Inc., a Delaware corporation (“Buyer”). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below).
RECITALS
     Whereas, Seller, Seller Parent and Buyer have entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of November 29, 2010;
     Whereas, in connection with and as a condition to Buyer’s obligation to consummate the acquisition of the Assets from Seller and Seller Parent pursuant to the Purchase Agreement (the “Sale”), and to enable Buyer to secure more fully the benefits of the Sale, Buyer has required that Seller and Seller Parent enter into this Agreement; and
     Whereas, each of Seller and Seller Parent believe that the restrictions set forth in this Agreement are just and reasonable in light of the Sale and are entering into this Agreement in order to induce Buyer to consummate the Sale and the other transactions contemplated by the Transaction Documents.
     Now, Therefore, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:
AGREEMENT
1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
     1.1 “Affiliate” shall mean, with respect to any Person, a direct or indirect wholly-owned subsidiary of such Person.
     1.2 “Business” shall mean the business of: (i) providing the proprietary FAMILION family of genetic tests for inherited cardiac syndromes; and (ii) developing and commercializing other proprietary genetic and related biomarker tests, other than any proprietary genetic and related biomarker tests of or relating to the Seller’s therapeutic development business, which, for the avoidance of doubt, does not and will not include any proprietary genetic and related biomarker tests included in the Assets.
     1.3 “Competitive Business” means any business, whether conducted within or outside of the United States, that competes, either directly or indirectly, with the Business or that otherwise interferes, either directly or indirectly, with the Business.

     1.4 “Noncompetition Period” shall mean the period commencing on the Closing Date and ending on the third (3rd) anniversary of the Closing Date; provided, however, that in the event of any breach by either Seller or Seller Parent or any of their Affiliates or Representatives of any provision of this Agreement, the Noncompetition Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.
     1.5 “Representatives” means the executive officers and employees.
     1.6 “Seller Employee” means any individual who is an employee of Seller or Seller Parent on the Closing Date, other than Specified Employees.
     1.7 “Specified Employee” means any individual who: (i) is or was an employee of Seller or Seller Parent that, on the Closing Date or during the one hundred eighty (180) day period ending on the Closing Date, provided services to Seller or Parent Seller in connection with the Business; or (ii) is an employee of Buyer or its Affiliates at any time during the Noncompetition Period.
2. Restriction on Competition. Each of Seller and Seller Parent agree that, during the Noncompetition Period, it shall not, and shall not permit any of its Affiliates or Representatives to manage, control, participate in or otherwise engage in, directly or indirectly, a Competitive Business; provided, however, that Seller and Seller Parent may, without violating the restrictions set forth in this Section 2, own, as a passive investment, shares of capital stock of a publicly held corporation that engages in a Competitive Business if (i) such shares are actively traded on an Exchange, (ii) the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by Seller and Seller Parent, and the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by Seller’s and Seller Parent’s Affiliates and Representatives collectively represent less than one percent (1%) of the total number of shares of such corporation’s outstanding capital stock and (iii) neither Seller nor Seller Parent nor any of their respective Affiliates or Representatives is otherwise associated directly or indirectly with such corporation or with any Affiliate or Representative of such corporation.
3. No Hiring or Solicitation of Employees.
     3.1 Each of Seller and Seller Parent agree that, during the Noncompetition Period, it shall not, and shall not permit any of its Affiliates or Representatives to: (i) hire any Specified Employee; or (ii) directly or indirectly encourage, induce, attempt to induce, solicit or attempt to solicit (on its own behalf or on behalf of any other Person) any Specified Employee to leave his or her employment with Buyer or any of its Affiliates or Representatives, as applicable; provided, however, that this paragraph will not restrict Seller and Seller Parent from hiring any Specified Employee who applies for employment with Seller or Seller Parent in response to an advertisement in a publication or medium of general circulation that is not targeted to such Specified Employee.

     3.2 Buyer agrees that, during the Noncompetition Period, it shall not, and shall not permit any of its Affiliates or Representatives to: (i) hire any Seller Employee; or (ii) directly or indirectly encourage, induce, attempt to induce, solicit or attempt to solicit (on its own behalf or on behalf of any other Person) any Seller Employee to leave his or her employment with Seller or any of its Affiliates or Representatives as applicable; provided, however, that this paragraph will not restrict Buyer from hiring any Seller Employee who applies for employment with Buyer in response to an advertisement in a publication or medium of general circulation that is not targeted to such Seller Employee.
4. Nondisparagement. Each of Seller and Seller Parent agree that, during the Noncompetition Period, it shall not make any written or oral statements or disclosures, or cause or encourage any of its Affiliates, Representatives or directors to make any written or oral statements or disclosures, that defame, disparage or in any way criticize the Business or the reputation, practices or conduct of Buyer or any of its Affiliates, Representatives or directors. Buyer agrees that, during the Noncompetition Period, it shall not make any written or oral statements or disclosures, or cause or encourage any of its Affiliates, Representatives or directors to make any written or oral statements or disclosures, that defame, disparage or in any way criticize Seller or Seller Parent or the reputation, practices or conduct of Seller or Seller Parent or any of its Affiliates, Representatives or directors.
5. Reasonableness of Covenants. The parties hereto expressly acknowledge and agree that the character, duration and geographical scope of the restrictive covenants set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof, including, without limitation, Seller’s and Seller Parent’s substantial economic interest in the transactions contemplated by the Transaction Documents. Without limiting the generality of the foregoing, if any court determines that any of the restrictive covenants contained herein, or any part thereof, is unenforceable because of the character, duration or geographic scope of such covenant, the parties agree that it would serve the mutual intent of such parties if such court would modify the duration or scope of such provision so that such provision, in its modified form, shall then be enforceable to the maximum extent permitted by applicable law.
6. Miscellaneous.
     6.1 Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.
     6.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 6.2):

     If to Seller or Seller Parent:
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
Attn: Caesar J. Belbel, EVP and Chief Legal Officer
Fax: 617-965-0445
     With a copy to (which shall not constitute notice):
Cooley LLP
500 Boylston Street, 14 Floor
Boston, MA 02116
Attn: Marc A. Recht
Fax: 617-937-2400
     If to Buyer:
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE 68164
Attn: Craig J. Tuttle, President and Chief Executive Officer
Fax: 402-452-5461
     With a copy to (which shall not constitute notice):
Paul, Hastings, Janofsky & Walker LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121
Attn: Carl R. Sanchez, Esq.
Fax: 858-458-3005
Notwithstanding the foregoing, the parties expressly acknowledge and agree that, for purposes of delivering any notice pursuant to this Agreement: (i) any such notice delivered to either Seller or Seller Parent in accordance with this Section 6.2 shall be deemed to have been delivered to both Seller and Seller Parent; and (ii) any such notice given by either Seller or Seller Parent in accordance with this Section 6.2 shall be deemed to have been given by both Seller and Seller Parent.
     6.3 Headings. The bold-face headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
     6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of law rules that may direct the application of the laws of another jurisdiction.

     6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, if any. Neither Seller nor Seller Parent shall assign its rights or obligations under this Agreement to any Person without the consent of Buyer. Buyer shall not assign its rights or obligations under this Agreement to any Person without the consent of Seller Parent.
     6.6 Termination. This Agreement shall automatically terminate and be of no further force or effect upon a merger, change of control, or sale of all or substantially all of the assets of Seller Parent.
     6.7 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. The parties further agree that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.6, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
     6.8 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
     6.9 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.
     6.10 Severability. Subject to the provisions of Section 5, if one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
     6.11 Counterparts. This Agreement may be executed in counterparts and by facsimile signatures, any one of which need not contain the signatures of more than one Party and each of which shall be an original, but all such counterparts taken together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by e-mail transmission in portable digital format (or similar format) shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by e-mail transmission in portable digital format (or similar format) shall be deemed to be their original signatures for all purposes.
     6.12 Entire Agreement. This Agreement, together with each of the other Transaction Documents and the schedules and exhibits hereto and thereto, set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.
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      In Witness Whereof, the parties have duly executed this Noncompetition and Nonsolicitation Agreement as of the date first set forth above.

BUYER: Transgenomic, Inc.
By:
Craig J. Tuttle
President and Chief Executive Officer

SELLER: PGxHealth, LLC
By:	PGxHealth Holding, Inc.
Its:	Sole Member

By:
Caesar J. Belbel
Executive Vice President and Chief Legal Officer

SELLER PARENT: Clinical Data, Inc.
By:
Caesar J. Belbel
Executive Vice President and Chief Legal Officer

[Signature Page to Noncompetition and Nonsolicitation Agreement]

EXHIBIT D
FIRST NOTE
THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.
SECURED PROMISSORY NOTE

$[•]	[•], 2010
     For Value Received, Transgenomic, Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of PGxHealth, LLC, a Delaware limited liability company (together with its successors or assigns, the “Lender”), in lawful money of the United States and in immediately available funds, the principal amount of $[•] (the “Principal Amount”), together with accrued and unpaid interest thereon calculated as set forth in Section 1 (collectively, the “Note Balance”), which shall be due and payable on the dates and in the manner set forth in this Secured Promissory Note (this “Note”).
     This Note has been issued to the Lender pursuant to that certain Asset Purchase Agreement, dated as of November [?], 2010, by and among the Lender, Clinical Data, Inc., a Delaware corporation, and the Company (the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are intended to have the meanings given to them in the Purchase Agreement.
     1. Installment Payments.
          1.1 Principal. The Company shall repay the outstanding Principal Amount in substantially equal quarterly installments commencing on the date that is eighteen (18) months following the Closing Date and continuing thereafter until the final payment date on November [•], 2013 (the “Final Payment Date”), all as set forth in greater detail on the payment schedule attached hereto as Exhibit A.
          1.2 Interest. The outstanding Principal Amount shall bear interest at the rate of ten percent (10%) per annum, from the date hereof until paid in full. The aggregate amount of interest due under this Note pursuant to this Section 2 shall be calculated with respect to any given period by multiplying the then-outstanding Principal Amount by the product of: (i) the number of days in such period; multiplied by (ii) the applicable daily interest rate, calculated on the basis of a 365-day year. All interest hereunder shall be due and payable in arrears on a quarterly basis commencing on the date that is three (3) months following the Closing Date and continuing until the Final Payment Date, all as set forth in greater detail on the payment schedule attached hereto as Exhibit A

1

          1.3 Business Days. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal shall accrue during such extension and shall be payable on such succeeding Business Day. “Business Day” means any day except a Saturday, Sunday or other days on which commercial banks in Boston, Massachusetts are required or authorized by law to close.
     2. Method For Payments; Optional Prepayments. All payments under this Note shall be made in lawful money of the United States by wire transfer or other form of immediately available funds acceptable to the Lender at the address of the Lender set forth on the signature page hereof or at such other place as the Lender shall have designated in writing. All or any portion of the Note Balance may be repaid by the Company at any time prior to the Maturity Date, without penalty; provided, however, that in the event of any such prepayment in an amount less than the amount of the then-outstanding Note Balance, the payment schedule attached hereto as Exhibit A shall be appropriately amended to reflect adjusted quarterly payment amounts totaling the decreased then-outstanding Principal Amount due under this Note.
     3. Required Prepayment.
          (a) Notwithstanding anything to the contrary set forth herein, in the event of a closing of a Qualified Financing (as defined below) prior to the repayment in full of the Note Balance, the Company shall, within five (5) business days of such closing, pay to the Lender in respect of the then-outstanding Note Balance an amount equal to the lesser of: (a) twenty-five percent (25%) of the gross proceeds received by the Company pursuant to such Qualifying Financing; and (b) the then-outstanding Note Balance. In the event that any such prepayment is for an amount less than the amount of the then-outstanding Note Balance, the payment schedule attached hereto as Exhibit A shall be appropriately amended to reflect adjusted quarterly payment amounts totaling the decreased then-outstanding Principal Amount due under this Note. As used in this Agreement, the term “Qualified Financing” shall mean any equity-only financing that involves the receipt by the Company of net proceeds of not less than $6,000,000 (whether in a single or a series of transactions), excluding any amounts received in connection with the conversion of any then-outstanding indebtedness or securities of the Company. For the avoidance of doubt: (x) if there are multiple closings in connection with a Qualified Financing, such Qualified Financing shall not be deemed to have occurred for purposes of this Note until such time as the aggregate net proceeds received by the Company in connection with the sale of equity securities pursuant to the Qualified Financing first equal or exceed $6,000,000; and (y) in no event shall the sale or issuance by the Company of any debt securities, regardless of the amount of capital raised by the Company pursuant to any such sale or issuance, be deemed to constitute a Qualified Financing (or any part thereof).
          (b) Notwithstanding anything to the contrary set forth herein, in the event of a sale of all or substantially all of the assets of the Company, whether by merger, stock sale, asset sale, exclusive license, or otherwise, prior to the repayment in full of the Note Balance (the “Sale of the Company”), the Company shall, within five (5) business days of such closing, pay to the Lender in respect of the then-outstanding Note Balance an amount equal to the lesser of: (a) one hundred percent (100%) of the proceeds, net of any financial advisor and legal fees, received by the Company pursuant to such Sale of the Company; and (b) the then-outstanding Note Balance.

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In the event that any such prepayment is for an amount less than the amount of the then-outstanding Note Balance, the payment schedule attached hereto as Exhibit A shall be appropriately amended to reflect adjusted quarterly payment amounts totaling the decreased then-outstanding Principal Amount due under this Note.
     4. Secured Note. The Company’s obligations under this Note are secured by the collateral identified and described as security therefor in the Security Agreement, as executed and delivered by the Company to the Lender as of the date hereof (the “Security Agreement”). The Company shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the collateral against and take such other action as is necessary to remove any lien on the collateral, or any portion thereof, except as permitted pursuant to the Security Agreement.
     5. Event of Default. Notwithstanding anything to the contrary set forth herein, the entire unpaid Note Balance due hereunder shall be immediately due and payable (and collectible by the Lender pursuant to any applicable law) if: (a) the Company fails to pay timely any portion of the Note Balance due under this Note on the date the same becomes due and payable (as set forth on Exhibit A) or within three (3) business days thereafter; (b) the Company makes any assignment for the benefit of its creditors; (c) the Company files (or is the subject of the filing of) any petition or complaint pursuant to any federal or state bankruptcy, reorganization, insolvency or moratorium law or any other law seeking (i) the appointment of a receiver or trustee for any of its assets, (ii) the adjudication of the Company as bankrupt or insolvent, (iii) an “order for relief” under any such statute, or (iv) a reorganization of or a plan of arrangement for the Company, provided in each case where the Company is not the filing party that such petition or complaint is not dismissed within sixty (60) days after the filing thereof; or (d) any “Event of Default” as defined in the Security Agreement occurs (each of the foregoing being referred to herein as an “Event of Default”).
     6. Nature of Obligations. The indebtedness evidenced by this Note and the Second Note is hereby agreed by the Company to be senior to any other indebtedness of the Company, except to the extent expressly consented to in writing by the Lender, which consent may be given, withheld or conditioned in its sole discretion.
     7. Waiver. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.
     8. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
     9. Lost Note. In the event of any loss of this Note by the Lender, the Company shall execute a replacement promissory note in favor of the Lender on the same exact terms and conditions of this Note upon the receipt by the Company of an affidavit of lost note and indemnity, in form and substance reasonably satisfactory to the Company, duly executed and delivered by the Lender.

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     10. Assignment. The rights and obligations of the Company and the Lender shall inure to the benefit of and be binding on any successors of the parties and shall extend to any holder hereof.
     11. Amendments. None of the terms or provisions of this Note may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Company and the Lender.
     12. Failure to Exercise Rights. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     13. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

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     In Witness Whereof, the Company has caused this Secured Promissory Note to be issued on the day and year first written above.

COMPANY: Transgenomic, Inc.
By:
Craig J. Tuttle
President and Chief Executive Officer

LENDER: PGxHealth, LLC
By:	PGx Health Holdings, Inc.
Its:	Sole Member

By:
Caesar J. Belbel
Executive Vice President and Chief Legal Officer

Address: Five Science Park
                New Haven, CT 06511
[Signature Page to Secured Promissory Note]

EXHIBIT A
[Exhibit to be updated at Closing]

Payment Due Date	Amount Due
	Principal	Interest Accrued

EXHIBIT E

SECOND NOTE
THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.
SECURED PROMISSORY NOTE

$932,000	[•], 2010
     For Value Received, Transgenomic, Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of PGxHealth, LLC, a Delaware limited liability company (together with its successors or assigns, the “Lender”), in lawful money of the United States and in immediately available funds, the principal amount of $932,000 (the “Principal Amount”), together with accrued and unpaid interest thereon calculated as set forth in Section 1 (collectively, the “Note Balance”), which shall be due and payable on the dates and in the manner set forth in this Secured Promissory Note (this “Note”).
     This Note has been issued to the Lender pursuant to that certain Asset Purchase Agreement, dated as of November [•], 2010, by and among the Lender, Clinical Data, Inc., a Delaware corporation, and the Company (the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are intended to have the meanings given to them in the Purchase Agreement.
     1. Installment Payments.
          1.1 Interest; Payment of Principal and Interest. The outstanding Principal Amount shall bear interest at the rate of six and one-half percent (6.5%) per annum (computed on the basis of a 365 day year). The Company shall repay the Principal Amount plus interest in twelve (12) monthly installments commencing on the date that is the last day of the first full month following the Closing Date and continuing thereafter until the final payment date on [•], [2011] (the “Maturity Date”), all as set forth in greater detail on the payment schedule attached hereto as Exhibit A.
          1.2 Business Days. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal shall accrue during such extension and shall be payable on such succeeding Business Day. “Business Day” means any day except a Saturday, Sunday or other days on which commercial banks in Boston, Massachusetts are required or authorized by law to close.
     2. Method For Payments; Optional Prepayments. All payments under this Note shall be made in lawful money of the United States by wire transfer or other form of

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immediately available funds acceptable to the Lender at the address of the Lender set forth on the signature page hereof or at such other place as the Lender shall have designated in writing. All or any portion of the Note Balance may be repaid by the Company at any time prior to the Maturity Date, without penalty; provided, however, that in the event of any such prepayment in an amount less than the amount of the then-outstanding Note Balance, the payment schedule attached hereto as Exhibit A shall be appropriately amended to reflect adjusted monthly payment amounts totaling the decreased then-outstanding Principal Amount due under this Note.
     3. Required Prepayment. Notwithstanding anything to the contrary set forth herein, in the event of a sale of all or substantially all of the assets of the Company, whether by merger, stock sale, asset sale, exclusive license, or otherwise, prior to the repayment in full of the Note Balance (the “Sale of the Company”), the Company shall, within five (5) business days of such closing, pay to the Lender in respect of the then-outstanding Note Balance an amount equal to the lesser of: (a) one hundred percent (100%) of the proceeds, net of any financial advisor and legal fees, received by the Company pursuant to such Sale of the Company; and (b) the then-outstanding Note Balance. In the event that any such prepayment is for an amount less than the amount of the then-outstanding Note Balance, the payment schedule attached hereto as Exhibit A shall be appropriately amended to reflect adjusted quarterly payment amounts totaling the decreased then-outstanding Principal Amount due under this Note.
     4. Secured Note. The Company’s obligations under this Note are secured by the collateral identified and described as security therefor in the Security Agreement, as executed and delivered by the Company to the Lender as of the date hereof (the “Security Agreement”). The Company shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the collateral against and take such other action as is necessary to remove any lien on the collateral, or any portion thereof, except as permitted pursuant to the Security Agreement.
     5. Event of Default. Notwithstanding anything to the contrary set forth herein, the entire unpaid Note Balance due hereunder shall be immediately due and payable (and collectible by the Lender pursuant to any applicable law) if: (a) the Company fails to pay timely any portion of the Note Balance due under this Note on the date the same becomes due and payable (as set forth on Exhibit A) or within three (3) business days thereafter; (b) the Company makes any assignment for the benefit of its creditors; (c) the Company files (or is the subject of the filing of) any petition or complaint pursuant to any federal or state bankruptcy, reorganization, insolvency or moratorium law or any other law seeking (i) the appointment of a receiver or trustee for any of its assets, (ii) the adjudication of the Company as bankrupt or insolvent, (iii) an “order for relief” under any such statute, or (iv) a reorganization of or a plan of arrangement for the Company, provided in each case where the Company is not the filing party that such petition or complaint is not dismissed within sixty (60) days after the filing thereof; or (d) any “Event of Default” as defined in the Security Agreement occurs (each of the foregoing being referred to herein as an “Event of Default”).
     6. Nature of Obligations. The indebtedness evidenced by this Note and the First Note is hereby agreed by the Company to be senior to any other indebtedness of the Company, except to the extent expressly consented to in writing by the Lender, which consent may be given, withheld or conditioned in its sole discretion.

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     7. Waiver. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.
     8. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
     9. Lost Note. In the event of any loss of this Note by the Lender, the Company shall execute a replacement promissory note in favor of the Lender on the same exact terms and conditions of this Note upon the receipt by the Company of an affidavit of lost note and indemnity, in form and substance reasonably satisfactory to the Company, duly executed and delivered by the Lender.
     10. Assignment. The rights and obligations of the Company and the Lender shall inure to the benefit of and be binding on any successors of the parties and shall extend to any holder hereof.
     11. Amendments. None of the terms or provisions of this Note may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Company and the Lender.
     12. Failure to Exercise Rights. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     13. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

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     In Witness Whereof, the Company has caused this Secured Promissory Note to be issued on the day and year first written above.

COMPANY: Transgenomic, Inc.
By:
Craig J. Tuttle
President and Chief Executive Officer

LENDER: PGxHealth, LLC
By:	PGx Health Holdings, Inc.
Its:	Sole Member

By:
Caesar J. Belbel
Executive Vice President and Chief Legal Officer

Address: Five Science Park
New Haven, CT 06511
[Signature Page to Secured Promissory Note]

EXHIBIT A
[Exhibit to be updated at Closing]

Amount Due
Payment Due Date	Principal	Interest Accrued	Total

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EXHIBIT F
SECURITY AGREEMENT
     This Security Agreement, dated as of [•], 2010 (this “Security Agreement”), is made by Transgenomic, Inc., a Delaware corporation (the “Company”), in favor of PGxHealth, LLC, a Delaware limited liability company (together with its successors or assigns, “Secured Party”). Capitalized terms used and not otherwise defined herein are intended to have the meanings given to them in the Purchase Agreement (as defined below).
Recitals
     Whereas, Secured Party is a party to that certain Asset Purchase Agreement, dated November 29, 2010 (the “Purchase Agreement”), by and among the Company, Secured Party and Clinical Data, Inc., a Delaware corporation;
     Whereas, pursuant to the terms of the Purchase Agreement, the Company has issued to Secured Party (i) a secured promissory note dated as of the date hereof in the initial aggregate principal amount of $[•] (as amended, supplemented or otherwise modified from time to time, the “First Note”) and (ii) a secured promissory note dated as of the date hereof in the initial aggregate principal amount of $932,000 (as amended, supplemented or otherwise modified from time to time, the “Second Note” and together with the First Note, the “Notes”); and
     Whereas, it is a condition to Secured Party’s acceptance of the Notes that the Company shall have granted the security interests and undertaken the obligations contemplated by the Notes and this Security Agreement.
Agreement
     Now, Therefore, in consideration for the agreements set forth herein and in order to induce Secured Party to consummate the transactions contemplated by the Purchase Agreement, the Company hereby agrees with Secured Party as follows:
     1. Defined Terms. When used in this Security Agreement, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):
     “Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.
     “Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which the Company now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
     “Copyright License” means any agreement, whether in written or electronic form, in which the Company now holds or hereafter acquires any interest, granting any right in or to any

Copyright or Copyright registration (whether the Company is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which the Company has obtained the exclusive right to use a copyright owned by a third party.
     “Copyrights” means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of the Company) by the Company or in which the Company now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of the Company) or acquired by the Company, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.
     “Event of Default” means (i) any failure by the Company forthwith to pay or perform any of the Secured Obligations, (ii) any report, information or notice made to, obtained or received by Secured Party at any time after the date hereof shall indicate that Secured Party’s security interest in the Collateral is not prior to all other security interests or other interests in the Collateral reflected in such report, information or notice, (iii) any breach by the Company of any warranty, representation, or covenant set forth herein, and (iv) any “Event of Default” as defined in the Notes.
     “Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by the Company or in which the Company now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, License, trade secret, customer list, marketing plan, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.
     “IP Security Agreement” means the Intellectual Property Security Agreement of even date herewith by and between the Company and Secured Party and all Schedules thereto, as the same may from time to time be amended, modified, supplemented or restated.
     “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by the Company or in which the Company now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.
     “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
     “Patent License” means any agreement, whether in written or electronic form, in which the Company now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether the Company is the licensee or the licensor thereunder).
     “Patents” means all of the following in which the Company now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.
     “Permitted Lien” means: (a) material Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Secured Party’s security interests created hereunder; (b) Liens (i) upon or in any Equipment acquired or held by the Company to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment provided in each case such lien does not secure more than the purchase price of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the proceeds of such Equipment; (c) leases or subleases and non-exclusive licenses or non-exclusive sublicenses granted to others in the ordinary course of the Company’s business if such are otherwise permitted under this Security Agreement and do not interfere in any material respect with the business of the Company; (d) any right, title or interest of a licensor under a license provided that such license or sublicense does not prohibit the grant of the security interest granted hereunder; (e) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default; (f) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of the Company; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and (j) Liens, not otherwise permitted, which do not in the aggregate exceed $35,000 at any one time.

     “Secured Obligations” means (a) the obligation of the Company to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Notes, and the performance when due of all covenants and agreements by the Company under the Notes and this Security Agreement, and (b) the obligation of the Company to pay any fees, costs or expenses of Secured Party under the Notes, this Security Agreement, or the IP Security Agreement, if any.
     “Trademark License” means any agreement, whether in written or electronic form, in which the Company now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether the Company is the licensee or the licensor thereunder).
     “Trademarks” means any of the following in which the Company now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.
     “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Delaware (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of Delaware) shall refer to that Article (or Division, as applicable) as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: “Account” (including health-care-insurance receivables), “Account Debtor”, “Chattel Paper” (including tangible and electronic chattel paper), “Commercial Tort Claims”, “Commodity Account”, “Deposit Account”, “Documents”, “Equipment” (including all accessions and additions thereto), “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Money”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, and “Supporting Obligations”. Each of the foregoing defined terms shall include all of such items now owned or hereafter acquired by the Company and wherever the same may be located. Any other capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Notes or Purchase Agreement.
     2. Grant of Security Interest. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to close the transactions contemplated by the Purchase Agreement, the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a security interest in all of the Company’s right, title and interest in, to and under all of the assets of the Company, wherever the same may be located (all of which being collectively referred to herein as the “Collateral”), including the following:
          (a) All Accounts of the Company;
          (b) All Chattel Paper of the Company more particularly described on Schedule B attached hereto;
          (c) The Commercial Tort Claims of the Company more particularly described on Schedule A attached hereto;
          (d) All Commodity Accounts of the Company more particularly described on Schedule C attached hereto;
          (e) All Contracts of the Company;
          (f) All Deposit Accounts of the Company more particularly described on Schedule C attached hereto;
          (g) All Documents of the Company;
          (h) All General Intangibles of the Company, including, without limitation, Intellectual Property;
          (i) All Goods of the Company, including without limitation, Equipment, Inventory and Fixtures;
          (j) All Instruments of the Company, including, without limitation, Promissory Notes more particularly described on Schedule B attached hereto;
          (k) All Investment Property of the Company more particularly described on Schedule B attached hereto;
          (l) All Letter-of Credit Rights of the Company;
          (m) All Money of the Company;
          (n) All Securities Accounts of the Company more particularly described on Schedule C attached hereto;

          (o) All Supporting Obligations of the Company;
          (p) All property of the Company held by Secured Party, or any other party for whom Secured Party is acting as agent, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Company, or as to which the Company may have any right or power;
          (q) All other goods and personal property of the Company, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to the Company; and
          (r) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.
     If the Company shall at any time acquire a Commercial Tort Claim, the Company shall immediately notify Secured Party in a writing signed by the Company of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Party.
     3. Rights Of Secured Party; Collection Of Accounts.
          3.1 Obligations of the Company. Notwithstanding anything contained in this Security Agreement to the contrary, the Company expressly agrees that it shall remain liable under each of the Assumed Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Assumed Contract. Secured Party shall not have any obligation or liability under any Assumed Contract by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Assumed Contract pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any Assumed Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Assumed Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          3.2 Collections. Secured Party authorizes the Company to collect its Accounts constituting Collateral, provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, the Company shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts constituting Collateral, including, without limitation, all original orders, invoices and shipping receipts.
          3.3 Notification of Third Parties. Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, upon written notice to the Company of its intention to do so, notify Account Debtors of the Company on Accounts constituting Collateral, parties to the Assumed Contracts of the Company, and obligors in respect of Instruments of the Company constituting Collateral that the Accounts constituting Collateral and the right, title and interest of the Company in and under such Assumed Contracts and Instruments constituting Collateral have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the request of Secured Party upon and during the pendency of an Event of Default, the Company shall so notify such Account Debtors of the Company on Accounts constituting Collateral, parties to such Assumed Contracts and obligors in respect of such Instruments of the Company constituting Collateral. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Assumed Contracts, and obligors in respect of such Instruments to verify with such parties, to Secured Party’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.
     4. Representations And Warranties. The Company hereby represents and warrants to Secured Party that:
          4.1 Ownership of Collateral. Except for the security interest granted to Secured Party under this Security Agreement and Permitted Liens, the Company is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder.
          4.2 No Other Liens. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by the Company in favor of Secured Party pursuant to this Security Agreement and except for Permitted Liens.
          4.3 Security Interest. This Security Agreement creates a legal and valid first priority security interest on and in all of the Collateral in which the Company now has rights.
     5. Covenants of the Company. The Company covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:
          5.1 Change of Jurisdiction of Organization, Relocation of Business or Collateral. The Company’s principal place of business and the place where its records concerning the Collateral are kept is at Transgenomic, Inc., 12325 Emmet Street, Omaha, Nebraska 68164, and the Company shall not change its jurisdiction of organization, relocate its principal place of business, remove such records or allow the relocation of any Collateral (except as allowed pursuant to Section 6.2) without thirty (30) days prior written notice to Secured Party.

          5.2 Limitation on Liens on Collateral. The Company shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except for Permitted Liens and the Lien granted to Secured Party under this Security Agreement. The Company shall further use commercially reasonable efforts to defend the right, title and interest of Secured Party in and to any of the Company’s rights under the Collateral against the material claims and demands brought by third parties.
          5.3 Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuance of any Event of Default, the Company shall not, without Secured Party’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of the Company’s business.
          5.4 Insurance. The Company shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to the Company.
          5.5 Taxes, Assessments, Etc. The Company shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Equipment constituting Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.
          5.6 Maintenance of Records. The Company shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. The Company shall not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.
          5.7 Notification Regarding Changes in Intellectual Property. The Company shall:
          (a) promptly advise Secured Party in writing of any subsequent ownership right or interest of the Company in or to any Copyright, Patent, Trademark or License;
          (b) promptly give Secured Party written notice of any applications or registrations of intellectual property rights pertaining to Patents or Trademarks filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any; and
          (c) prior to the filing of any such applications or registrations, shall execute such documents as Secured Party may reasonably request for Secured Party to maintain its perfection and priority in such intellectual property rights to be registered by the Company, and upon the request of Secured Party, shall file such documents simultaneously with the filing of any such applications or registrations.

          5.8 Defense of Intellectual Property. The Company shall (a) protect, defend and maintain the validity and enforceability of its Patents and Trademarks, (b) use its commercially reasonable efforts to detect infringements of its Patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (c) not allow any of its Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the prior written consent of Secured Party.
          5.9 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Secured Party in any item of Collateral held by the Company or in which the Company has any right or interest, (b) executing, delivering and causing to be filed any financing or continuation statements (including “in lieu” continuation statements) under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect Secured Party’s interest in the Collateral, (d) transferring the Collateral to Secured Party’s possession (if a security interest in such Collateral can be perfected only by possession), (e) at Secured Party’s reasonable request, placing the interest of Secured Party as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle or other item of Collateral owned by the Company which is covered by a certificate of title (or similar evidence of ownership), (f) executing and delivering and causing the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to each Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which the Company now or hereafter has any right or interest in order to perfect the security interest created hereunder in favor of Secured Party (including giving Secured Party “control” over such Collateral within the meaning of the applicable provisions of Article 8 and Article 9 of the UCC), (g) at Secured Party’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of Secured Party’s security interest in, or claim in or under, any policy of insurance (including unearned premiums) and (h) at Secured Party’s reasonable request, using its commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral with a value in excess of $25,000 and waivers of liens from landlords and mortgagees of any location where any of Collateral with a value in excess of $25,000 may from time to time be stored or located. Secured Party may at any time and from time to time file financing statements, continuation statements (including “in lieu” continuation statements) and amendments thereto that describe the Collateral as all assets of the Company or words of similar effect. Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of the Company and may be filed at any time in any jurisdiction. The Company also hereby authorizes Secured Party to file any such financing or continuation statement (including “in lieu” continuation statements) without the signature of the Company.

     6. Negative Covenants. The Company covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full, the Company shall not, and shall not permit any subsidiary to:
          6.1 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any indebtedness for borrowed money other than the indebtedness incurred under the Notes and this Security Agreement or indebtedness incurred in connection with a Permitted Lien.
          6.2 Disposition of Collateral. Sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than (a) the sale of Inventory, (b) the granting of non-exclusive Licenses, and (c) the disposal of worn-out or obsolete Equipment, all in the ordinary course of the Company’s business.
          6.3 Restricted Payments. (a) Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any indebtedness for borrowed money, or (b) declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any capital stock of the Company or any subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any subsidiary (collectively, “Restricted Payments”).
     7. Secured Party’s Appointment as Attorney-in-Fact; Performance by Secured Party.
          (a) Subject to Section 7(b) below, the Company hereby irrevocably constitutes and appoints Secured Party, and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time at Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of the Company, without notice to or assent by the Company to do the following:
               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of the Company, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable;

               (ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Party and not the Company;
               (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Party or as Secured Party shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against the Company with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as Secured Party may deem appropriate, (7) license, or, to the extent permitted by an applicable License, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyright, Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as Secured Party shall in its discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes; and
               (iv) to do, at Secured Party’s option and the Company’s expense, at any time, or from time to time, all acts and things which Secured Party may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.
          (b) Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Secured Party pursuant to this Section 7. The Company hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 7 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid.
          (c) If the Company fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the highest per annum rate of interest charged on the Loans, shall be payable by the Company to Secured Party within five (5) business days of demand and shall constitute Secured Obligations secured hereby.

     8. Rights And Remedies Upon Default. After any Event of Default shall have occurred and while such Event of Default is continuing:
          (a) Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the IP Security Agreement, the Notes or the Purchase Agreement and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Intellectual Property, Intellectual Property Right or process used or owned by the Company and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent the Company has the right to do so, the Company authorizes Secured Party, on the terms set forth in this Section 8 to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Secured Party, appears to be prior or superior to its security interest. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases. The Company further agrees, at Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which Secured Party shall reasonably select, whether at the Company’s premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 8(f), below and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to the Company. To the maximum extent permitted by applicable law, the Company waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral. The Company agrees that Secured Party need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled from the Company, the Company also being liable for the attorney costs of any attorneys employed by Secured Party to collect such deficiency.
          (b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Secured Party shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 8(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Secured Party may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 8(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Secured Party shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Secured Party may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.
          (c) The Company agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and the Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to the Company for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
          (d) The Company also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.
          (e) The Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
          (f) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

          First, to Secured Party in an amount sufficient to pay in full the costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, attorneys’ fees;
          Second, to Secured Party in an amount equal to the then unpaid Secured Obligations; and
          Finally, upon payment in full of the Secured Obligations, to the Company or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.
     9. Indemnity. The Company agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement; and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and the Company, under this Security Agreement (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.
     10. Limitation on Secured Party’s Duty in Respect of Collateral. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as the Company requests in writing except during an Event of Default, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.
     11. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     12. Miscellaneous.
          12.1 Waivers; Modifications. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Company and Secured Party.

          12.2 Termination of this Security Agreement. Subject to Section 9 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.
          12.3 Successor and Assigns. This Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of the Notes and their respective successors and assigns.
          12.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of another state.
          12.5 Counterparts. This Security Agreement may be executed in counterparts and by facsimile signatures, any one of which need not contain the signatures of more than one Party and each of which shall be an original, but all such counterparts taken together shall constitute one and the same instrument. The exchange of copies of this Security Agreement or amendments thereto and of signature pages by facsimile transmission or by e-mail transmission in portable digital format (or similar format) shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Security Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by e-mail transmission in portable digital format (or similar format) shall be deemed to be their original signatures for all purposes.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     In Witness Whereof, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

COMPANY: Transgenomic, Inc.

By:
Craig J. Tuttle
President and Chief Executive Officer

SECURED PARTY:
PGxHealth, LLC
By: PGxHealth Holdings, Inc.
Its: Sole Member

By:
	Printed Name:	Caesar J. Belbel
Title: Executive Vice President and Chief Legal Officer

[Signature Page to Security Agreement]

Schedule A
COMMERCIAL TORT CLAIMS
     None.

Schedule B
LIST OF CHATTEL PAPER, INSTRUMENTS, AND INVESTMENT PROPERTY
(CERTIFICATED SECURITIES)

Schedule C
DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITY
ACCOUNTS
(Including Type of Account, Account Name, Account Number and Name and Address of Institution/Intermediary)

EXHIBIT G
SUBLEASE AGREEMENT

EXHIBIT H
SUBLICENSE AGREEMENT